SCHEDULE 14C
                           (RULE 14c-101)
               INFORMATION REQUIRED IN INFORMATION STATEMENT

                        SCHEDULE 14C INFORMATION
            Information Statement Pursuant To Section 14(c) of the
                   Securities Exchange Act of 1934, As Amended

 Check the appropriate box:
 /X/ Preliminary Information Statement
 / / Definitive Information Statement

                        THE SAN FRANCISCO COMPANY

             (Name of Registrant as Specified in Its Charter)


(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ / No fee required.
/X/ Fee computed on table below per Exchange Act Rules 14c-5(g)and 0-11.

     (1) Title of each class of securities to which transaction applies:

                            Class A Common Stock

     (2) Aggregate number of securities to which transaction applies:

                              29,320,725 shares


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   Purchase price of $1.95 per share of Class A Common Stock Outstanding

(4) Proposed maximum aggregate value of transaction:
                             $57,175,414

                (5) total fee paid: $11,435.08

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                  (1) Amount previously paid:
                               none

            (2) Form, schedule or registration statement no.:


                          (3) Filing Party:

                          (4) Date Filed:



page

                          The San Francisco Company
                           550 Montgomery Street
                       San Francisco, California 94111

                             November    , 2000


Dear Stockholder:

The Board of the San Francisco Company has approved a merger of The San Francisco Company with a subsidiary of First Banks America, Inc (the "Merger"). We believe this Merger is in your best interest as a stockholder of The San Francisco Company.

On September 22, 2000, The San Francisco Company and its wholly owned subsidiary, Bank of San Francisco, entered into an Agreement and Plan of Merger with First Banks, Inc., its wholly owned subsidiary, First Banks America, Inc., and its wholly owned subsidiary, Redwood Bank. The proposed transaction would result in the Merger of The San Francisco Company with a subsidiary of First Banks America, Inc. and Bank of San Francisco with and into Redwood Bank. The Merger is subject to various terms and conditions as more fully described in the attached Information Statement dated November , 2000.

At the time of the Merger, for each share of The San Francisco Company Class A Common (the "Common Stock") stock that you hold you, will receive approximately $1.95 per share of Common Stock, and for each share of The San Francisco Company 8% Series B Preferred Stock that you hold, you will receive approximately $7.00 per share.

The Boards of Directors of The San Francisco Company and the Bank of San Francisco unanimously support the Merger. In addition, the principal voting stockholder of The San Francisco Company, holding 96.3% of the outstanding Common Stock, has consented to the principal terms of the Agreement and Plan of Merger and has executed and delivered an irrevocable proxy, in favor of First
Banks America, Inc. voting for the Merger.   Therefore, we will
not hold a meeting of stockholders to vote on the Merger.

The attached documents provide you with detailed information about the Merger. Please read these documents carefully in their entirety. You may also obtain information about The San
Francisco Company from publicly available documents that have been filed with the Securities and Exchange Commission.


Sincerely,


James E. Gilleran
Chairman of the Board and Chief Executive Officer







WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY.

page

                     INFORMATION STATEMENT DATED NOVEMBER    , 2000
           AND FIRST MAILED TO STOCKHOLDERS ON OR ABOUT NOVEMBER   , 2000

                              TABLE OF CONTENTS

Item 1.   Information Required by Items of Schedule 14A.
                                                                   Page
     Summary Terms                                                   1
     Date, time and place information                                1
     Voting Securities and Principal Holders Thereof                 1
     Appraisal Rights                                                4
     The Merger                                                      4
     Information About the Transaction                               5
          Background and overview                                    5
          Name, address and telephone number of
          principal executive offices                                5
          Summary of the Material Features of the Merger             5
               Accounting Treatment                                  5
               Federal Income Tax Consequences                       6
               Reason for the Transaction                            6
               Closing, Conversion of Shares, and Costs              6
               Representations and Warranties                        7
               Agreements of the Company - Conduct to Closing        7
               Agreements of FBA                                     8
               Conditions Precedent to the Merger                    9
               Termination                                          10
          Regulatory Approval and Status                            10
               Federal Reserve Board                                10
               California Department of Financial Institutions      10
          Report, Opinion or Appraisal                              11
          Description of Negotiations Concerning the Merger         13
          Range of Bid and Asked Prices the
          date preceding the announcement                           15

Item 2. Proxies Are Not Solicited.                                  15

Item 3. Interest of Certain Persons in or
        Opposition to Matters to be Acted Upon                      16

page

                        THE SAN FRANCISCO COMPANY
                        SCHEDULE 14C INFORMATION

                       FORWARD- LOOKING STATEMENTS
This document and the documents referenced herein may contain forward-looking statements (and documents referred to) that are subject to numerous risks and uncertainties. Many possible events or factors could affect the future financial results and performance of each of the companies and their ability to consummate the Merger as described.

Item 1. Information Required by Items of Schedule 14A

SUMMARY TERMS
On September 22, 2000, the San Francisco Company (the "Company") and its wholly owned subsidiary, Bank of San Francisco ("BSF"), entered into an Agreement and Plan of Merger (the "Agreement") with First Banks, Inc., (the "First Banks") its wholly owned subsidiary, First Banks America, Inc., ("FBA, Inc") and its wholly owned subsidiary, Redwood Bank ("Redwood") (collectively, "FBA"). The proposed transaction would result in the Merger of the Company with a subsidiary of FBA, Inc. and BSF with and into Redwood (the "Merger").

The Board of Directors of both the Company and the Bank (the "Board") approved the Merger, which will result in the sale of all of the Class A Common Stock (the "Common Stock") and the 8% Series B Preferred Stock (the "Preferred Stock") to FBA, after reviewing other alternatives and determining that the Merger is fair to all Stockholders. The following are the most material terms of the Merger.

 .    FBA has agreed to pay $1.95 for each share of Common Stock and $7.00 for each share of Preferred Stock. See Closing, Conversion of Shares, and Costs for additional discussion.

 .    The Merger cannot be consummated without regulatory approval as discussed under Regulatory Approval and Status.

 .    The consummation of the Merger is subject to various
conditions that must be satisfied or waived by FBA and the Company as more fully discussed under Conditions Precedent to the Merger.

 .    Subject to the conditions described under Conditions
Precedent to the Merger being satisfied or waived and regulatory approval, management expects the Merger to be consummated during the first quarter of 2001.

 . The Principal Beneficial Stockholders, as defined below, have consented to the Merger, and the Principal Voting Stockholder, as defined below, has consented to the Merger and executed an irrevocable proxy, representing 96.3% of the outstanding Common Stock, in favor of the Merger. The Company has delivered the irrevocable proxy to FBA. See VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF.

DATE, TIME AND PLACE INFORMATION
The date of this Information Statement is November   , 2000.
It was mailed to the stockholders on or about November  , 2000.
No meeting of stockholders has been called.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
As of October 31, 2000, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value of $0.01, of which 437,500 are designated Preferred Stock.

As of October 31, 2000, there were 29,320,725 shares of Common
Stock outstanding and 15,869 shares of Preferred Stock outstanding. In addition, options to acquire 3,890,291 shares of Common Stock were outstanding under the 1993 Amended and Restated
Stock Option Plan (the "Stock Option Plan").

Mr. Robb Evans, as Trustee under a Voting Trust Agreement dated November 30, 1998 (the "VTA"), (the "Principal Voting Stockholder") is the record owner of 28,224,533 shares of Common Stock, or 96.3% of the outstanding shares of Common Stock. Mr. Putra Masagung and PT Gunung Agung (the "Principal Beneficial Stockholders") are the beneficial owners of all of the Common Stock held of record by the Principal Voting Stockholder under the VTA. As of October 31, 2000, Mr. Putra Masagung has represented to the Company that he is the beneficial owner of 14,426,457 shares of Common Stock and PT Gunung Agung has represented to the Company that it beneficially owns 13,798,076 shares of Common Stock.

The Principal Beneficial Stockholders have consented to the Merger, and the Principal Voting Stockholder has consented to the Merger and executed an irrevocable proxy, representing 96.3% of the outstanding Common Stock, in favor of the Merger. The
Company has delivered the irrevocable proxy to FBA.


Security Ownership of Certain Beneficial Owners and Management

Common Stock
The following sets forth information regarding the beneficial ownership of the holders of five percent (5%) or more of the Common Stock as of October 31, 2000. The address of PT Gunung Agung is 55 MH Thamrin, Jakarta, Indonesia, and Mr. Masagung's address for the purpose of his beneficial ownership is the principal executive office of the Company. The address for Mr. Gilleran for the purpose of his beneficial ownership is the principal executive office of the Company.

Other than as set forth below based upon filings made with the SEC, the Company is not aware of any person who is the beneficial owner of five percent (5%) or more of the Common Stock as of October 31, 2000.

                              Number of
                              Shares of              Number of
                             Common Stock            Shares of
                             Beneficially  Percent  Common Stock   Percent of
Name of Beneficial Owner        Owned      of Class Outstanding   Outstanding

Pt Gunung Agung               13,798,076     42.0%   13,798,076        47.1%

Mr. Putra Masagung            14,426,457     43.9    14,426,457        49.2

Mr. James E. Gilleran          1,690,452      5.1          --            --

The following table shows the beneficial ownership of directors, Named Executive Officers, and directors and Named Executive
Officers as a group as of October 31, 2000:

                                                    Right to Acquire
                                                    Number of shares
                        Number of Shares            of Common Stock
Name of                 of Common Stock    Percent   Within Sixty    Percent
Beneficial Owner       Beneficially Owned  Of Class     Days         of Class

James E. Gilleran -
Director of the Company
  and the Bank (1)          1,690,452        5.1%        1,690,452     5.1%

John McGrath -
Director of the Company
  and the Bank (1)(2)         361,116        1.1%          111,116     0.3%

Kent D. Price -
Director of the Company (1)   360,422        1.1%           360,422    1.1%

Peter Foo -
Director of the Company
  and Bank (3)(4)              46,438        0.1%            46,438    0.1%

Nicholas Unkovic -
Director of the Company
  and Bank (3)(4)              47,315        0.1%            47,315    0.1%

Willard D. Sharpe -
Director of the Company
  and Bank (3)(4)              50,438        0.2%            50,188    0.2%

Gordon B. Swanson -
Director of the
  Company (3)(4)               52,625        0.2%            50,188    0.2%

Paul Erickson -
Director of the Company
  and Bank (4)(5)              39,829        0.1%            39,829    0.1%

Gary G. Williams -
Director of the Company
  and Bank (3)(4)              46,438        0.1%            46,438    0.1%

Keary Colwell -
Chief Financial Officer
  of the Company and
   the Bank (6)               116,000        0.4%            26,000    0.1%

Joanne Haakinson -
Chief Administrative
  Officer of the
Bank and Secretary of
  the Company (7)             116,000        0.4%           116,000    0.4%

Directors and Named
Executive Officers as a
  Group (eleven persons)    2,927,073        8.9%         2,584,386    7.9%
_____________________
(1)  The stock options have anti-dilution provisions.
(2) Mr. McGrath was granted options to acquire 59,653 shares of the Common Stock at a price of $0.45 effective November 18, 1998.
These options vest ratably over three years, with one-third vesting on each anniversary of the grant. 19,884 of these were vested as of October 31, 2000. In 1999, Mr. McGrath exercised options to acquire 250,000 shares of Common Stock with an exercise price of $0.34.
(3) Each outside director not covered by an existing contract was granted options to acquire 26,438 shares of the Common Stock at a price of $0.34 effective October 1, 1996. These options are fully vested.
(4) Each outside director not covered by an existing contract was granted options to acquire 30,000 shares of the Common Stock at a price of $0.45 effective November 18, 1998. These options vest ratably over three years, with one-third vesting on each anniversary of the grant. One-third, or 10,000, of these were vested as of October 31, 2000 and another one-third, or 10,000, will vest on November 18, 2000.
(5) Mr. Erickson has been granted options to acquire 26,438 of the Common Stock at a price of $0.45 effective November 21, 1997.
The options vest ratably over three years with 25% vested immediately. As of October 31, 2000, 75% were vested.
(6) Ms. Colwell exercised options to acquire 90,000 of the Common Stock at a price of $0.34. Ms. Colwell holds options to acquire 39,000 of the Common Stock with a price of $0.45 effective November 18, 1998 with one-third vesting on each anniversary of the grant. One-third, or 13,000 were vested at October 31, 2000 and another one-third, or 10,000, will vest on November 18, 2000.
(7) Ms. Haakinson has been granted options to acquire 90,000 of the Common Stock at a price of $0.34 effective October 1, 1996 all of which are vested, and options to acquire 39,000 of the Common Stock with an exercise price of $0.45 effective November
18, 1998 with one-third vesting on the anniversary of the grant.
One-third, or 13,000, were vested at October 31, 2000 and another one-third, or 10,000, will vest on November 18, 2000.
(8) In accordance with the Stock Option Plan, the unvested options to acquire Common Stock will vest immediately upon the Merger.

Preferred Stock
The following sets forth information regarding the beneficial ownership of the Preferred Stock held by directors, Named
Executive Officers, and directors and Named Executive Officers as a group as of October 31, 2000.

                                                 Number of
                                                  Shares
                                                Beneficially       Percent
     Name of Beneficial Owner                      Owned           of Class

     Gordon Swanson                                7,200            45.4%

     All directors and Named Executive
       Officers as a group (eleven persons)        7,200            45.4

The address of Mr. Swanson for the purpose of his ownership of the Preferred Stock is the principal executive office of the Company. No other directors or officers have beneficial interest in the Preferred Stock.

A Preferred Stock dividend of $0.28 is declared and paid semi-annually. As of October 31, 2000, no unpaid dividends were declared and there are no dividends in arrears.

APPRAISAL RIGHTS
Any stockholder who gives written notice to the Company, within 20 days after the date this Information Statement was first mailed to stockholders may demand the appraisal of such stockholder's shares of Common Stock or Preferred Stock, provided that such stockholder has not consented to the merger and complies with certain other requirements. The Principal Voting Stockholder holding 96.3% of the outstanding voting shares has consented to the Merger. As provided in Section 262 of the Delaware General Corporation Law (the "DGCL"), the jurisdiction in which the Company is incorporated, a stockholder entitled to an appraisal shall be entitled to receive the fair value of his or her shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Such payment may be higher or lower than the value of the consideration to be received by non-dissenting stockholders in the merger. If a stockholder delivers the required notice on a timely basis and satisfies other conditions under the DGCL, such stockholder may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares for which appraisal rights have been exercised, which petition must be made within 120 days after consummation of the Merger.

A copy of Section 262 of the DGCL is attached to this Information
Statement as Exhibit B.   Any stockholder who fails to satisfy
any of the procedural requirements provided by the DGCL may lose his or her appraisal rights.

Any appraisal demands delivered to the Company prior to the Merger described below may be sent to Keary Colwell, Executive
Vice President and Chief Financial Officer, 550 Montgomery
Street, San Francisco, California 94111.

First Security Van Kasper is the only market maker in the Common Stock. An active market does not exist for either the Common Stock or the Preferred Stock. The estimated market price of the Common Stock on September 21, 2000, the day before the Merger was announced, was $0.92 per share based on the bid price quoted by First Security Van Kasper. There is no market price for the Preferred Stock. However, the Common Stock equivalent price of Preferred Stock assuming the Preferred Stock was converted into Common Stock would be $0.05 per share of Preferred Stock.

THE MERGER
This section of the Information Statement describes the material terms of the Merger as defined below. You are urged to read carefully this entire document and the other documents to which this document refers to fully page 5

understand the proposed Merger as defined below.
Attached as Exhibit A is the Agreement. Please read the Agreement. It is the legal document that governs the Merger.

Information About the Transaction
       Background and Overview
On September 22, 2000, the Company and its wholly owned subsidiary, BSF, entered into the Agreement with First Banks, its wholly owned subsidiary, FBA, Inc and its wholly owned subsidiary, Redwood. The proposed transaction would result in the Merger of the Company with and into FBA, Inc. and BSF with and into Redwood. The Merger is subject to various terms and conditions as more fully described below.

The Board approved the Agreement after reviewing its terms, as well as other alternative transactions, and determining that the Merger was fair to all stockholders. Consummation of the Merger will result in the sale of all of the Common Stock and Preferred Stock to FBA for cash. The consummation of the Merger is subject to regulatory approval, certain financing provisions, and other terms and conditions, which are described below. The Principal Beneficial Stockholders who control 96.3% of the outstanding Common Stock are required by regulatory orders from the Board of Governors of the Federal Reserve System (the "FRB") and the California Department of Financial Institutions (the "DFI") to divest their beneficial ownership interest by July 4, 2001. The Principal Beneficial Stockholders have consented to the Merger, and the Principal Voting Stockholder has approved the Agreement and the Merger, and executed an irrevocable proxy in favor or FBA, Inc., representing 96.3% of the outstanding Common Stock, voting in favor of the Merger. The Company has delivered the irrevocable proxy to FBA.

As set forth in the Agreement, FBA has agreed to pay $1.95 for each share of Common Stock and $7.00 for each share of Preferred Stock. In addition, any exercisable options to purchase Common Stock outstanding immediately prior to closing with an exercise price of less than $1.95 per share may be surrendered and the holder of options may receive a total net option value as defined
below.   As of October 31, 2000, there were 29,320,725 shares of
Common Stock outstanding and 15,869 shares of Preferred Stock outstanding. In addition, options to acquire 3,890,291 shares of Common Stock were outstanding under the Stock Option Plan. It is estimated that options to acquire 3,372,559 shares of Common Stock will be surrendered in accordance with the terms of the Merger. All other options will be cancelled.

The Merger provides that at closing, the Company and FBA will deliver certain documents including legal opinions from their respective legal counsel regarding various aspects of the Merger, evidence of various consents, and certifications regarding conduct and other commitments. The consummation of the Merger is subject to regulatory approval, certain financing provisions, and other terms and conditions that are described below, and is expected by management to occur in the first quarter of 2001.

     Name, address and telephone number of principal executive offices

     The San Francisco Company               First Banks America, Inc.
     550 Montgomery Street                   135 North Meramec
     San Francisco, California  94111        Clayton,Missouri  63105
     (415)781-7810                           (314)854-4600

     Summary of the Material Features of the Merger
Accounting Treatment
FBA will account for the Merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations," as amended. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their fair market value at the date of the acquisition. Income of the Company prior to the consummation of the Merger will not be included in FBA's income.

Federal Income Tax Treatment
Generally, cash received by a stockholder will result in a capital gain or loss for Federal income tax purposes measured by the difference between the amount of cash received and the tax basis of the shares sold. Such capital gain or loss would be long-term capital gain or loss if the holding period for the
shares were longer than one year at closing.   Generally, cash
received by option holders concurrent with the closing will result in ordinary income for Federal income tax purposes.

Stockholders are urged to consult with their tax advisors regarding the particular tax consequences of the Merger to them, including the effects of Federal, state, local, foreign and other tax laws.

Reason for the Transaction
The Principal Beneficial Stockholders who together hold beneficial ownership in 96.3% of the outstanding Common Stock, are required by regulatory orders with the FRB and DFI to divest
their beneficial ownership interest by July 4, 2001.   The
Principal Beneficial Stockholders have consented to, and the Principal Voting Stockholder has approve the Agreement and executed an irrevocable proxy in favor of FBA, Inc. voting for the Merger.

The Board has unanimously approved the Agreement and the Merger, which will result in the sale of all of the Common Stock and Preferred Stock to FBA, after reviewing other alternatives, and determining that the Merger is fair to all Stockholders. See additional discussion under Description of Negotiations Concerning the Merger.

Closing, Conversion of Shares and Costs
     Closing
The Agreement provides that at closing, the Company and FBA will deliver certain documents including legal opinions from their respective legal counsel regarding various aspects of the Merger, evidence of various consents, and certifications regarding representations, warranties, and satisfaction or waiver of all closing conditions. The consummation of the Merger is subject to regulatory approval, certain financing provisions, and other terms and conditions that are described below, and is expected by management to occur in the first quarter of 2001.

     Conversion of Shares
The Agreement provides that at closing, the Company will cease to exist and be merged with and into FBA, Inc. All Common Stock, Preferred Stock and options to acquire Common Stock will be canceled in exchange for payment of the merger consideration. Following consummation of the Merger, FBA or its exchange agent will provide a letter of transmittal to all Stockholders regarding the surrender of stock certificates in exchange for a check representing the amount of cash that such holder has the right to receive in respect of the certificate(s) so surrendered. The Company will provide instructions to be delivered to all option holders regarding the exercise or surrender of options to acquire Common stock in exchange for a check representing the net option value described below.

FBA will pay $1.95 for each share of Common Stock and each exercised option to acquire Common Stock, and $7.00 for each share of Preferred Stock, subject to adjustment as described below. As of October 31, 2000, there were 29,320,725 shares of outstanding Common Stock and 15,869 shares of outstanding Preferred Stock. In addition, options to acquire 3,890,291 shares of Common Stock were outstanding. It is estimated that options to acquire 3,372,559 shares of Common Stock will be surrendered in accordance with the terms of the Agreement and options to acquire 517,732 will be cancelled as a result of the Merger.

The Company has granted options to purchase unissued shares of Common Stock for a purchase price per share between $0.34 per share and $5.68 per share. In the Merger, each option to purchase a share of Common Stock granted under the Stock Option Plan will be converted into the right to receive cash equal to the "net option value". The net option value is equal to the difference, if positive, between $1.95 and the exercise price of the stock option. Options with exercise prices equal to or above $1.95 will be canceled without payment. As a result of the Merger, presently unvested options to acquire shares of Common Stock granted under the Stock Option Plan will vest and become immediately exercisable. These options otherwise would have vested periodically until November 18, 2001 at exercise price of $0.45 per share. All options not exercised in accordance with the instructions provided prior to the Merger will be cancelled.

Upon surrender to FBA, or its exchange agent, of each stock certificate for exchange and cancellation, together with a duly executed letter of transmittal, the holder of such certificate shall be entitled to receive a check, without interest, representing the amount of cash which such stockholder is entitled. FBA has agreed to cooperate in making arrangement for payment to the Principal Voting Stockholder by wire transfer
immediately upon consummation of the Merger.   In the event of a
lost or stole certificate, the stockholder may be required to post a bond to indemnify FBA against any claim made against such a certificate.

     Costs
In April 2000, the Principal Voting Stockholder entered into an agreement with a financial advisor, to render financial advisory and investment banking services in connection with identification and evaluation of opportunities for the sale of the Principal Beneficial Stockholders' interest in the Company. Under the agreement with the financial advisor, the financial advisory fee of $2.4 million and out-of-pocket expenses not to exceed $10,000 must be paid to the financial advisor upon consummation of the Merger. A portion of the fee will be borne by the Principal Beneficial Stockholders with respect to their shares, totaling $2.1 million, for the sale of their shares and for a fairness opinion provided to the Principal Voting Stockholder in connection with the sale of their shares. The Company agreed to pay the remaining portion of financial advisor's fee of approximately $345,000. In addition, each party in the Merger will pay its own costs for legal and other advisory services.
The Company anticipates its total expenses for advisors and other costs related to the Merger will total $300,000.

Representations and Warranties
In the Agreement, the Company has made numerous representations and warranties to FBA regarding the Company's and BSF's capital structure, standing, authority and subsidiaries. The Company also made representations and warranties regarding financial information, regulatory and tax matters, pending litigation and undisclosed liabilities, investment and loan portfolios, employee and employment matters, compliance with laws and regulations, title to properties and environmental matters, commitments and contracts, conduct, material interest of certain persons, and delivery by the Principal Voting Stockholder of an irrevocable proxy.

FBA has made various representations and warranties to the Company regarding its organization and authority, financial information, litigation, and ability to consummate the Merger.

Both parties made representations and warranties that none of the filings to be made or information for the inclusion in any document to be filed with any regulatory authority in connection with the Merger will be false or misleading in any material respect or omit to state any material fact, and all filings will comply in all material respects with applicable laws, rules and regulations.

Agreements of the Company - Conduct to Closing
The Company has agreed to certain operating restrictions between September 22, 2000 and consummation of the Merger. The Company has agreed to continue to conduct its business in the usual, regular and ordinary course subject to the requirement of FBA's prior approval of certain actions. The restrictions and limitations include requiring FBA's prior approval for transactions above certain amounts related to new and renewing commitments, loans, and contracts. New commitments, loans, and contracts in excess of $1.0 million and renewing commitments, loans, and contracts in excess of $1.5 million are subject to FBA's prior approval.

In addition, the Company is prohibited from engaging in certain activities other than in the ordinary course of business, or ordinary and normal course of business consistent with past practices including granting increases in compensation payable or making any changes in any employment arrangements, borrowing any amount of funds, purchasing investment securities with an average remaining life to maturity of greater than five years or any asset-backed securities other than those issued or guaranteed by a government or quasi-government organization, entering into any agreement or contract, with certain exceptions, with a term of more than six months, canceling or waiving any material rights of substantial value, foreclosing, taking title, or control of any real estate property without first obtaining a Phase I environmental report which indicates the property is free of pollutants, committing any act or failing to perform any act which will cause a breach of any agreement or contract which will have a material adverse effect, violating any law, statute, rule, governmental regulation or order that would have a material adverse effect, purchasing any real or personal property or capital expenditure in excess of $75,000, or increasing or decreasing the rate of interest paid on time deposits.

The Agreement also prohibits the Company from engaging in certain activities including the redemption of capital stock, the declaration and payment of dividends other than regular dividends on the Preferred Stock, and the issuance of warrants, options or rights to acquire capital stock. The Company cannot engage in any activity that would materially and adversely affect its ability to consummate the Merger. The Company cannot change its Certificate or Articles of Incorporation or Bylaws. The Company cannot solicit or encourage, or, except to the extent required by applicable corporate law or fiduciary principles, hold discussions or negotiations with or provide information to any person in connection with any proposal to purchase all or a substantial portion of the business, assets or capital stock of the Company or any subsidiary.

The Company has agreed to notify FBA of any matter or event known to and directly involving the Company or the Bank that would reasonably expect to have a material adverse effect on the business of the Company or the Bank or affect the ability to the Company or the Bank to consummate the Merger.

As required by the Agreement, the Company delivered to FBA a written consent executed by the Principal Voting Stockholder approving the Agreement and the Merger. The Company agreed to prepare and file with the SEC this Information Statement.

The Company has agreed to provide and has provided a Phase I environmental report on its headquarters building at 550 Montgomery Street, San Francisco, California. If a Phase I environmental report requires further investigation, in FBA's reasonable opinion and subject to the lessor's consent, FBA may
obtain a Phase II environmental report.   See additional
discussion under Conditions Precedent to the Merger. The Company agreed to use its best efforts to obtain all consents of third parties necessary to consummation of the Merger including consent of the lessor (to the extent required) under the current lease of the office premises located at 550 Montgomery Street, San Francisco, California, to the extent required,

The Company agreed to provide reasonable access to books, records, papers and documents relating to assets, stockownership, properties, operations, obligations, and liabilities. In addition, the Company agreed to provide subsequent financial statements and regulatory reports to FBA. The financial statements must be prepared on a basis consistent with past practices. The financial statements may not be misleading in any material respect.

The Company has specifically agreed to use its best efforts to consummate the Merger within 180 days after the date of signing the Agreement, or by March 21, 2001, and to cooperate with FBA in preparing and executing such documents as may be necessary to consummate the Merger.

Agreements of FBA
FBA has agreed to use its best efforts, as more fully described under Conditions Precedent to the Merger, to obtain regulatory approval, to complete the financing, described below, by December 31, 2000, and to consummate the Merger within 180 days of signing, or March 21, 2001. FBA shall give prompt notice to the Company with regard to any event or condition which would cause or constitute a breach of its representations and warranties described above, and FBA has agreed to no engage in any transaction or take any action that would render untrue in any material respect any of its representations and warranties.

FBA has agreed to provide certain employee benefits with respect to each employee who remains an employee following the closing subject to FBA's ongoing right to adopt subsequent amendments or modifications to any benefit plans or to terminate such plans. FBA has agreed to credit each continuing employee with his or her term of service with the Company for the purpose of vesting and any age or period of service requirements.

FBA has agreed to indemnify present officers and directors of the Company against losses and claims arising out of their positions with the Company for a period of four years from the date of Merger. In addition, the existing indemnification agreements between the Company, Bank, and officers and directors shall remain in effect subject to the amendments described under
Conditions Precedent to the Merger.    If after the Merger is
consummated, the Company is liquidated or otherwise not to be continued, then FBA shall indemnify each party to the same extent so obligated. FBA has the option to purchase director and officer liability insurance insuring the indemnified parties on terms acceptable to FBA.

Conditions Precedent to the Merger
There are certain conditions precedent to the Merger that are obligations of the Company or FBA. The Agreement may be terminated if the following conditions are not met, unless one or both of the parties waive failure.

 .    All representations and warranties made by the Company,
Bank, and FBA shall be true in all material respects as of the consummation date and each party shall have performed and complied in all material respects with its obligations and agreements required to be performed prior to the consummation of the Merger. If any of the parties are unable to represent that the representations and warranties, and their conduct are in all material respects in accordance with the Agreement, then the parties must waive the condition or requirement or the Agreement may be terminated.

 .    Regulatory approval is required and cannot be waived by the
Company or FBA. A denial of a required regulatory approval would automatically cause the Agreement to terminate. See additional discussion on regulatory consent under Regulatory Approval and Status. All waiting period required by law shall have expired.

 .    First Banks, Inc. has agreed to use its best efforts to
complete an offering of trust preferred securities or obtain alternative financing totaling $30.0 million under customary terms. As of October 31, 2000, this condition has been satisfied.

 .    The Company has agreed to provide and has provided a Phase I environmental report to FBA for the Company's headquarters building located at 550 Montgomery Street, San Francisco, California. FBA has the option of obtaining a Phase II environmental report, with appropriate consents, if the Phase I environmental report is not reasonably acceptable. In the event that an environmental report indicates estimated environmental remediation costs of more than $600,000, the Merger price shall be reduced by the amount in excess of $600,000 to a maximum price
adjustment of $5.0 million.   The maximum price adjustment for
Common Stock would be a reduction of approximately $0.16 per share, to $1.79 per share, and for Preferred Stock would be a reduction of $1.40 per share to $5.60 per share. If the price adjustment exceeds $5.0 million, both parties must agree to waive this condition or the Agreement terminates.

 .    The Company has agreed to provide certain legal opinions
reasonably acceptable to FBA. In addition to the standard legal opinion regarding the validity and good standing of the Company and the Bank, two additional legal opinions are required. An opinion regarding the necessity of any third party consent under the lease of the Company's headquarter building at 550 Montgomery Street, San Francisco, California, and an opinion regarding the number of outstanding shares of stock in the Company and the Bank
are required.   If the Company is unable to deliver the legal
opinions, in a form reasonably satisfactory to FBA and its counsel, then FBA may waive the condition or terminate the Agreement.

 .    The Company has agreed to deliver amendments to existing
indemnification agreements to FBA. If the Company is unable to deliver the amendments, FBA may waive the condition or terminate the Agreement.

 .    No legal action may be taken or pending, or any statute,
rule, regulation or order entered, enforced or deemed applicable to the Merger which makes the consummation illegal. Stockholders of the Company owning no more than 15% of the Common Stock outstanding shall have perfected the right to dissent. FBA may waive the condition or terminate the Agreement.

 .    FBA has agreed to deposit the requisite amount of cash to be paid in exchange for the Common Stock, Preferred Stock, and the options exercised or surrendered with First Bank, a Missouri banking corporation which is a wholly-owned subsidiary of First Banks.

Termination
The Agreement may be terminated, subject to waiver in certain circumstances, under the following conditions:

 .    By mutual written agreement between the Company and FBA
prior to closing.

 .    In the event of a material breach of any of the
representations and warranties or agreements that is not cured within 30 days, the non-breaching party may terminate and cancel the Agreement.

 .    In the event of denial of, or failure to obtain regulatory approval. Regulatory approval is required and cannot be waived by the Company or FBA. A denial of a required regulatory approval would automatically cause the Agreement to terminate. See additional discussion on regulatory consent under Regulatory Approval and Status.

 .    In the event any price adjustment for estimated
environmental costs exceeds $5.0 million.

 .    In the event the Company or BSF become subject to regulatory sanctions.

 .    In the event of failure to meet or waive the conditions
described under Conditions Precedent to the Merger within 210 days, or by April 18, 2001.

     Regulatory Approval and Status
The Merger cannot be completed unless it is approved or exempted by the DFI and FRB. It is expected that, once the FRB and DFI approve the Merger or grant a waiver or exemption, as applicable, and the other conditions of the Agreement are met or waived, the Merger will be consummated on the last business day of said month or the first business day of the following month.

The Agreement provides that FBA must file all of the required applications or notices with the FRB, DFI, and any other regulatory authorities as soon as practicable, but in no event later than six calendar weeks after September 22, 2000, or by November 3, 2000. The required regulatory applications were filed on October 25, 2000. As of the date of this document, the required approvals or waivers have not been obtained. While we do not know of any reason that FBA would not be able to obtain the necessary approvals, exemptions or waivers in a timely manner, we cannot be certain when or if they will be obtained.

Federal Reserve Board
The Merger is subject to prior approval by the FRB under Section 3 of the Bank Holding Company Act, as amended (the "BHCA"). The FRB may waive the requirement of an application and prior approval under the BHCA in connection with certain bank holding company mergers if the transaction is part of the merger of the bank or banks to be acquired with a subsidiary bank of the acquiring bank holding company. FBA and the Company have agreed to merge their subsidiary banks, BSF, with and into FBA's lead subsidiary bank, Redwood (the "Bank Merger"). The Bank Merger is subject to the prior approval of the DFI.

California Department of Financial Institutions
Because BSF is a state-chartered bank, the Merger is subject to prior approval of the California Commissioner of Financial
Institutions under Section 701 of the California Financial Code.

     Report, Opinion or Appraisal
The Company has not received a written report, opinion or appraisal regarding the Merger consideration or its terms and conditions. The Company's management and Board, did, however, obtain publicly available information to assess the fairness of the consideration offered by FBA, and engage separate legal counsel experienced in bank sales and purchase transactions to assist in the negotiation of the terms of the Agreement. Based on the information shown in the following tables giving consideration to the type of transaction (either cash or the issuance of stock of the acquiring company, or a combination of cash and stock), and giving consideration to the background described under Description of Negotiations Concerning the Merger, management and the Board concluded that the consideration offered by FBA is fair to all Stockholders. Using publicly available information, the Company's management and Board compared selected financial and operating data for the Company to corresponding data of companies located in California, that they selected as comparable to the Company, that had announced definitive agreements in 2000. The comparable cash transactions, shown below, are acquisitions of companies of similar size banking operations in California.

                                       Multiple(1)(2)     Capital  Return on
Seller               Buyer             Capital  Earnings   /Assets  Equity
Los Robles           Pacific Capital     2.7 x   15.6 x      7.6%     20.2%
Sierra National      Bank of the Sierra  1.8     28.0        6.0      15.6
Valley Merchants     Business Bancorp    2.0     14.9       10.4      13.4
Bank of Ventura      FBA                 2.6     20.7        9.1      15.7
Commercial Bank of
 San Francisco       FBA                 1.8     27.7        9.1      11.3
Millennium Bank      FBA                 1.9     15.2       10.5      12.7
Average              --                  2.1     20.4        8.8      14.8

The San Francisco
 Company             FBA                 2.3(4)  12.0(3)    13.6      21.2
--------------------
(1) Multiple of capital is the cash purchase price divided by the company's equity capital.
(2) Multiple of earnings is the cash purchase price divided by the trailing quarter annualized earnings.
(3) The Company's multiple of earnings is below average due to higher net income as a result of the income tax benefit of net operating loss carryforwards. If the Company's earnings were taxed in a similar manner as those of other institutions, the multiple of earnings would be comparable to the average.
(4) The Company's multiple of capital is higher than the average.
If the Company's capital level were at the average, the capital multiple would have been higher than the average.

In addition, using publicly available information, the Company's management and Board considered the average price of all types of bank transactions in California from 1998, 1999, 2000, and the average for the past ten years as follows:

                                Multiple of (1)(2)    Capital     Return on
Year                            Capital   Earnings    /Assets      Equity
10 year Average - Median          1.9 x    20.7 x       8.4%         11.1%

2000 High                         3.5      32.7         7.2          18.3
     Median                       2.6      20.8         7.6          13.1
     Low                          1.3      10.8        10.6           4.7

1999 High                         4.6     116.7         8.5          24.9
     Median                       2.5      22.0         8.6          12.9
     Low                          1.4      13.6        25.2          (8.3)

1998 High                         8.0      43.6         5.8          33.2
     Median                       2.9      21.2         9.2          12.4
     Low                          1.0       8.8        11.5           0.9

The San Francisco Company         2.3(4)   12.0(3)     13.6          21.2
--------------------
(1) Multiple of capital is the cash purchase price divided by the company's equity capital.
(2) Multiple of earnings is the cash purchase price divided by the trailing quarter annualized earnings.
(3) The Company's multiple of earnings is below average due to higher net income as a result of the income tax benefit of net operating loss carryforwards. If the Company's earnings were taxed in a similar manner as those of the other institutions, the multiple of earnings would be comparable to the average.
(4) The Company's multiple of capital is higher than average. If the Company's capital level were at the average, the capital multiple would have been higher than the average.

In addition, using publicly available information, the Company's management and Board considered the average price of all types of transactions nationwide which were announced in 2000 of financial institutions that, like BSF, have assets totaling between $100 million and $500 million and have return on average assets in excess of 1% and return on average equity in excess of 10%. The transactions include both cash and stock acquisitions. The following summarizes the information considered:

                           Multiple of (1)(2)    Capital       Return on
Measurement Range          Capital   Earnings    /Assets       Equity
     High                    3.8 x     26.1 x     10.0%         23.6%
     Median                  2.6       20.0        7.4          14.2
     Low                     1.7        9.2        7.0          10.3
     Average                 2.4       18.8        8.8          14.8

The San Francisco Company    2.3(4)    12.0(3)    13.6          21.2
--------------------
(1) Multiple of capital is the cash purchase price divided by the company's equity capital.
(2) Multiple of earnings is the cash purchase price divided by the trailing quarter annualized earnings.
(3) The Company's multiple of earnings is below average due to higher net income as a result of the income tax benefit of net operating loss carryforwards. If the Company's earnings were taxed in a similar manner as those of the other institutions, the multiple of earnings would be higher than the average.
(4) The Company's multiple of capital is higher than average. If the Company's capital level were at the average, the capital multiple would have been below the average.

The Principal Voting Stockholder engaged the services of a financial advisor to evaluate opportunities for a sale of its interest in the Company and to identify possible buyers. Prior to the Principal Voting Stockholder approving the Merger, the financial advisor issued, for the benefit of the Principal Voting Stockholder, a verbal fairness opinion, as requested, and management believes the financial advisor will issue a written fairness opinion.

     Description of Negotiations Concerning the Merger
In November 1998, the Company's Principal Beneficial Stockholders entered into the VTA with the Trustee, Mr. Robb Evans, the Principal Voting Stockholder, the FRB and the DFI. The VTA requires the Principal Beneficial Stockholders to divest of their beneficial interest in the Company by July 4, 2001. The VTA also requires that the Principal Voting Stockholder use his best efforts to sell the entire Company, not just the Principal Beneficial Stockholders' shares.

The Company's management has from time to time reviewed with the Board possible strategic business combinations with other financial institutions, including larger bank holding companies, and acquisitions by of the Principal Beneficial Stockholders' interest in the Company as part of its ongoing evaluation of available strategies to divest the Principal Beneficial Stockholders' interest. Although the Company's management and Board believed the Company had established itself as a valuable independent franchise in the greater San Francisco Bay Area of California, they also observed that the combination of the Company with a strong and successful bank holding company in need of an established California operation might provide an opportunity to realize additional value for all of the Stockholders of the Company.

In April 2000, the Principal Voting Stockholder entered into an agreement with a financial advisor to render financial advisory and investment banking services in connection with identification and evaluation of opportunities for the sale of the Principal Beneficial Stockholders' interest in the Company. The Company understands that in April 2000, the financial advisor contacted approximately 25 potential parties to solicit their interest in acquiring the Company. In May 2000, the financial advisor distributed a confidential offering memorandum describing the Company to approximately 12 interested financial institutions and others who had indicated interest in the purchase of the Company and BSF. In June 2000, the financial advisor obtained preliminary expressions of interest from approximately seven interested parties. In June and July 2000, four interested parties, selected by the financial advisor, performed due diligence at the Company's headquarters.

In July 2000, management unsuccessfully attempted to attract investors who would be willing to finance management's purchase of the Company and BSF.

The financial advisor requested that final proposals from all interested parties be presented by July 31, 2000. The financial advisor immediately presented the proposals to the Principal Voting Stockholder. On August 2, 2000, the proposals were presented to the Principal Beneficial Stockholders for their consideration. All of the proposals, from other financial institutions, contemplated a business combination transaction involving Company and its wholly owned subsidiary, BSF. Based on the analysis of the four proposals, the Principal Beneficial Stockholders selected the FBA proposal. Management believes the Principal Beneficial Stockholders' selected FBA's proposal because, overall, it was more favorable than the other proposals. On August 11, 2000, the Principal Voting Stockholder accepted the preliminary terms as outlined in FBA's expression of interest dated August 2, 2000, subject to the approval of the Board.

On August 16, 2000, the Company's Board met to consider the Principal Voting Stockholder's action and discuss the proposals. The Company's Board concluded that, while the Company did not consider itself to be up for sale and remaining independent continued to be the prevailing business strategy, the Board recognized that the sale of the Principal Beneficial Stockholders' interest was imminent. After discussion, management and the Board concluded that negotiation of a definitive agreement with FBA was in the best interest of all of the Stockholders of the Company.

During August and September 2000, extensive discussions were held between the management of, and counsel for, the Company and FBA, as well as counsel for the Principal Voting Stockholder, concerning the final terms of the Agreement. The Agreement was revised several times as the parties negotiated over various issues, including the terms of the Agreement, the financing requirements, the treatment of outstanding options, and other conditions and issues.

The Board held special meetings on August 31, 2000, September 19, 2000, and September 22, 2000 to discuss the terms of the proposal and directed management and its advisors to proceed with discussions and negotiations concerning the Agreement. On September 21, 2000, the Company understands that the financial advisor orally confirmed its opinion to the Principal Voting Stockholder its opinion that the consideration to be received by the Principal Beneficial Stockholders was fair from a financial point of view.

On September 22, 2000, the Board held a special meeting to consider the final points material to the negotiations. All members of the Board were present at the meeting. At the meeting, the members of the Board unanimously approved the Agreement and authorized Company's management to take all action reasonably necessary to effect the Merger. On September 22, 2000, the Company and FBA concluded the negotiation of the definitive agreement and executed the Agreement. The Agreement was publicly announced on Friday, September 22, 2000.

In reaching its decision to approve the Agreement, the Board analyzed alternatives for enhancement of stockholder value including the prospects of finding a buyer for the Principal Beneficial Stockholders' interest to enable the Company to remain independent. The Board also analyzed the consideration to be paid by FBA compared to the consideration offered by the other bidders and the consideration paid in other merger transactions announced over a period of years, nationally and in California. The factors that were examined as part of this analysis include, but were not limited to, the following:

 .    The regulatory order requiring the Principal Beneficial
Stockholders to divest their interest by July 2001;

 . The Principal Beneficial Stockholders' agreement with the FRB and DFI to certain restrictions regarding ownership of bank or bank holding company stock. These restrictions limit the ability of the Company to consider any Merger transactions that would result in a stock exchange;

 .    The ability to attract a buyer for the Principal Beneficial
Stockholders' interest at an acceptable price;

 .    A review of the Company's business, operations, financial
condition and earnings on an historical and a prospective basis;

 .    The belief of the Company's Board and management that a
business combination with FBA would offer liquidity to present stockholders;

 .    The terms of the Agreement and transactions contemplated by the Agreement, including the cash price per share noting that it reflected a multiple of book value of 2.3 representing a reasonable premium for Company's stockholders;

 .    A comparison of the FBA offer with reported transactions,
nationally and in California;

 .    An analysis of the other expressions of interest presented to the financial advisor; and

 .    The fairness opinion of the financial advisor issued to the
Principal Beneficial Stockholders.


The above discussion of the material factors considered by the Board is not exhaustive but does set forth the principal factors considered. The Board collectively reached the conclusion to approve the Merger and the Agreement in light of the factors described above and other factors that each member of the Board felt was appropriate. The Merger and terms of the Agreement were unanimously approved by the Board with the exception of Mr. Unkovic who abstained due to his relationship as the attorney representing Mr. Masagung, a Principal Beneficial Stockholder.
The Board did not assign relative or specific weights to any of the factors described above and individual directors may have weighed the factors differently.

     Range of Bid and Asked Prices the date preceding the announcement The Common Stock is not listed on any exchange. First Security
Van Kasper, San Francisco, California, is the sole market maker of the Company's stock. The following table sets forth the high and low closing sales prices for

Common Stock for the periods indicated. No cash dividends were declared for the periods indicated.

                                      Price range of
                                      Common Stock
                                   --------------------          Dividends
                                     High         Low            Declared
                                  ---------      ---------       -----------
1998
First Quarter ................    $  0.60        $  0.45           $   --
Second Quarter................       0.60           0.45               --
Third Quarter.................       0.60           0.45               --
Fourth Quarter................       0.45           0.35               --

1999
First Quarter.................    $  0.45         $ 0.45           $   --
Second Quarter................       0.70           0.45               --
Third Quarter.................       0.70           0.45               --
Fourth Quarter................       0.71           0.45               --

2000
First Quarter.................    $  0.90         $ 0.71           $   --
Second Quarter................       0.92           0.71               --
Third Quarter (through
 September 22, 2000)..........       0.92           0.71               --
-----------
(1) Common Stock is traded solely "over the counter" by First
Security Van Kasper, and trading was not extensive. Consequently, sales price information data consists largely of quotations by dealers making a market in the Common Stock and reflect inter-dealer prices, without adjustments for mark-ups, mark-downs or commissions, and may not represent actual transactions.

Item 2. Proxies Are Not Solicited.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT
TO SEND US A PROXY.

Item 3. Interest of Certain Persons in or Opposition to Matters to be Acted Upon

The following table indicates the direct or indirect security interest of each of the directors and executive officers of the Company and the Bank as of October 31, 2000 with regard to the Merger. Each has been a director or officer since the beginning of the year.

                                      Options         Common    Total net
Name of Director or                   Estimated to    Stock     Amount to be
 Officer             Total Options(a) be Exercised(b) Owned (c) Received (d)
Paul Erickson (5)         56,438         56,438        --          $84,657

Peter Foo (2)(5)          56,438         56,438        --           87,565

James E. Gilleran (1)  1,802,112      1,486,510        --        2,389,856

John McGrath (1)         170,075        164,614       250,000      745,282

Kent D. Price(5)         360,422        297,657        --          478,509

Willard D. Sharpe (5)     60,188         56,438           250       88,053

Gordon B. Swanson (3)(5)  60,188         56,438         2,437       92,317

Nicholas Unkovic (4)(5)   57,315         56,438        --           87,565

Gary G. Williams (5)      56,438         56,438        --           87,565

Keary Colwell (1)         39,000         39,000        90,000      234,000

Joanne Haakinson (1)     129,000        129,000        --          203,400
_____________________
(a) Total options granted to present directors and executive officers to acquire common stock under the Stock Option Plan.
(b) Maximum number of options to be exercised or surrendered in accordance with the terms of the Agreement. Any options not exercised or surrendered will be canceled.
(c)  Total number of shares of Common Stock owned.
(d) Total amount of to be paid upon closing of the Merger. The amount shown for the exercise or surrender of options is net of the exercise price.

(1) The employment contract description below provides additional information regarding retention and severance payments related to the Merger.
(2) Mr. Foo has a business relationship with Mr. Masagung, a Principal Beneficial Stockholder. Mr. Masagung owns a controlling interest in Peninsula Holdings and Mr. Peter Foo is the President of Peninsula Holdings. In addition, Peninsula Holdings leases office space from the Bank at 550 Montgomery Street at market rates.
(3) In addition to Mr. Swanson's options and Common Stock, he also holds 7,200 shares of Preferred Stock for which he will receive $50,400.
(4) Mr. Unkovic is serving as legal counsel to Mr. Masagung, a Principal Beneficial Stockholder. Mr. Unkovic, as a partner in the law firm of Squire, Sanders & Dempsey LLP, represents Mr. Masagung in various legal matters including his ownership interest in the Company and acts as the Company's and Bank's General Counsel. The Company and the Bank have agreed to indemnify Squire Sanders & Dempsey LLP in certain circumstances, as more fully described below.
(5) Each outside director will be paid a bonus totaling $25,000 in connection with their efforts to consummate the Merger.


Other Interests of Certain Persons and Employment Agreements

Other Interests of Mr. Foo. Mr. Foo has a business relationship with Mr. Masagung, a Principal Beneficial Stockholder. Mr.
Masagung owns a controlling interest in Peninsula Holdings and Mr. Peter Foo is the President of Peninsula Holdings. In addition, Peninsula Holdings leases office space from the Bank at 550 Montgomery Street at market rates.

Other Interests of Mr. Unkovic. Mr. Unkovic is serving as legal counsel to Mr. Masagung, a Principal Beneficial Stockholder. Mr. Unkovic, as a partner in the law firm of Squire, Sanders & Dempsey LLP, represents Mr. Masagung in various legal matters including his ownership interest in the Company and acts as the Company's and Bank's General Counsel. The Company and the Bank have agreed to indemnify Squire Sanders & Dempsey LLP in certain circumstances, as more fully described below.

Employment Agreement of Mr. Gilleran. The Company and the Bank entered into an employment agreement with Mr. Gilleran dated April 22, 1998. The employment agreement provides, among other things, for Mr. Gilleran to receive an annual salary of at least $300,000 per year, payable in accordance with the Bank's usual payment practices.

The contract has a severance provision that provides for a payment equal to one year's annual base salary upon termination and a retention provision that provides for a payment equal to
one year's annual base salary upon a change-in-control.   Mr.
Gilleran will earn the retention contract amount of $300,000 as a result of the Merger. In addition, he will receive a severance payment totaling $300,000 if he is terminated as a result of the Merger.

The agreement provides that the Board shall grant Mr. Gilleran options under the Stock Option Plan to acquire shares of the Company's Common Stock equal to 5% of the fully-diluted shares of the Common Stock, with additional anti-dilution options to be granted in the future as necessary to maintain the 5% interest until after the next public offering of the Company's Common Stock. As a result of the Merger, Mr. Gilleran will surrender his in-the-money, exercisable options, and receive net cash totaling $1,073,115. All remaining options will be cancelled.

Employment Agreement of Mr. McGrath. The Bank entered into an employment agreement with Mr. McGrath dated April 22, 1998 replacing the previous employment agreement. The 1998 employment agreement provides, among other things, for Mr. McGrath to receive an annual salary of at least $170,000 per year, payable in accordance with the Bank's usual payment practices.

The contract has a severance provision that provides for a payment equal to one year's annual base salary upon termination and a retention provision that provides for a payment equal to one year's annual base salary upon a change-in-control. Mr. McGrath will earn the retention contract amount of $170,000 as a result of the Merger. In addition, he will receive a severance payment totaling $170,000 if he is terminated as a result of the Merger.

The agreement provides that the Board shall grant Mr. McGrath options under the Stock Option Plan to acquire shares of the Company's Common Stock equal to 1% of the fully-diluted shares of the Common Stock, with additional anti-dilution options to be granted in the future as necessary to maintain the 1% interest until after the next public offering of the Company's Common Stock. As a result of the Merger, Mr. McGrath will surrender his in-the-money, exercisable options to acquire 164,614 shares of Common Stock and the 250,000 shares of Common Stock (acquired as a result of the previous exercise of options) he presently holds and receive net cash totaling $717,960. All remaining options will be cancelled.

Employment Agreements of Ms. Colwell and Ms. Haakinson. The Bank entered into employment agreements with Ms. Colwell and Ms. Haakinson dated April 22, 1998 which provide, among other things, for Ms. Colwell and Ms. Haakinson to receive an annual salary of at least $120,000 per year, payable in accordance with the Bank's usual payment practices. During 1999, Ms. Colwell's and Ms. Haakinson's annual salaries were increased to $132,000 per year. The contracts have severance provisions that provide for a payment equal to one year's annual base salary upon termination and a retention provision that provides for payments equal to one year's annual base salary upon a change-in-control.

Ms. Colwell will earn the retention contract amount of $132,000 as a result of the Merger. In addition, she will receive a severance payment totaling $132,000 if terminated as a result of the Merger. Ms. Colwell will surrender her in-the-money, exercisable options to acquire 39,000 shares of Common Stock and the 90,000 shares of Common Stock (acquired as a result of the previous exercise of options) she presently holds and receive net cash totaling $226,200.

Ms. Haakinson will earn the retention contract amount of $132,000 as a result of the Merger. In addition, she will receive a severance payment totaling $132,000 if terminated as a result of the Merger. Ms. Haakinson will surrender her in-the-money, exercisable options to acquire 129,000 shares of Common Stock and receive net cash totaling $180,600.


Indemnification Agreements

The Company and the Bank entered into indemnification agreements with each of the Named Executive Officers and each Director dated March 18, 1998. The indemnification agreements provide for indemnification from and against any and all liabilities or expenses arising with respect to any action or inaction taken in the course of their duties as a Named Executive Officer or as a director of the Company and/or the Bank.

The Company and the Bank have engaged the law firm of Squire Sanders & Dempsey LLP, the predecessor to Graham & James LLP, to perform the function of General Counsel. Mr. Unkovic, a director of the Company and the Bank, is a partner with Squire Sanders & Dempsey LLP. The Company entered into an indemnification agreement with Graham & James LLP, as predecessor in interest to Squire Sanders & Dempsey LLP, dated December 16, 1994. The indemnification agreement provides that Squire Sanders & Dempsey LLP is indemnified against any and all liabilities and expenses against Squire Sanders & Dempsey LLP arising by reason of Mr. Unkovic serving as a director of the Company. The indemnification does not include legal services Mr. Unkovic or Squire Sanders & Dempsey LLP may render to the Company or its subsidiaries, affiliates, directors, officers or stockholders.

page 18
                                                           EXHIBIT A

                    AGREEMENT AND PLAN OF MERGER





                           by and among


                          FIRST BANKS, INC.,
                      a Missouri corporation,



                       FIRST BANKS AMERICA, INC.,
                        a Delaware corporation,


                            REDWOOD BANK,
                    a California banking corporation,


                     THE SAN FRANCISCO COMPANY,
                      a Delaware corporation


                               and


                        BANK OF SAN FRANCISCO,
                 a California banking corporation








                       September 22, 2000

page


                        TABLE OF CONTENTS


ARTICLE I - TERMS OF THE MERGER & CLOSING; CONVERSION OF SHARES

Section 1.01.  The Merger .............................................  1
Section 1.02.  Effects of the Merger ..................................  1
Section 1.03.  Conversion of Shares ...................................  1
Section 1.04.  The Closing ............................................  2
Section 1.05.  The Closing Date .......................................  2
Section 1.06.  Actions At Closing .....................................  2
Section 1.07.  Deposit of Merger Consideration ........................  3
Section 1.08.  Exchange of Certificates ...............................  4

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF BANCORP AND BANK
OF SAN FRANCISCO

Section 2.01.  Organization and Capital Stock; Standing and Authority .  5
Section 2.02.  Authorization; No Defaults .............................  5
Section 2.03.  Subsidiaries ...........................................  6
Section 2.04.  Financial Information ..................................  6
Section 2.05.  Absence of Changes .....................................  7
Section 2.06.  Regulatory Enforcement Matters .........................  7
Section 2.07.  Tax Matters ............................................  7
Section 2.08.  Litigation .............................................  7
Section 2.09.  Properties, Contracts, Employee Benefit Plans and
               Other Agreements .......................................  8
Section 2.10.  Reports ................................................  9
Section 2.11.  Investment Portfolio ...................................  9
Section 2.12.  Loan Portfolio .........................................  9
Section 2.13.  Employee Matters and ERISA ............................. 10
Section 2.14.  Title to Properties; Licenses; Insurance ............... 11
Section 2.15.  Environmental Matters .................................. 11
Section 2.16.  Compliance with Laws and Regulations ................... 12
Section 2.17.  Brokerage .............................................. 12
Section 2.18.  No Undisclosed Liabilities ............................. 12
Section 2.19.  Statements True and Correct ............................ 12
Section 2.20.  Commitments and Contracts .............................. 12
Section 2.21.  Material Interest of Certain Persons ................... 13
Section 2.22.  Conduct to Date ........................................ 13
Section 2.23.  Irrevocable Proxy ...................................... 14

page i

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF FIRST BANKS, FBA
AND REDWOOD

Section 3.01.  Organization ........................................... 14
Section 3.02.  Authorization .......................................... 14
Section 3.03.  Litigation ............................................. 15
Section 3.04.  Statements True and Correct ............................ 15
Section 3.05.  Financial Information .................................. 15
Section 3.06.  Absence of Changes ..................................... 15
Section 3.07.  Ability to Consummate the Merger ....................... 15

ARTICLE IV - AGREEMENTS OF BANCORP AND BANK OF SAN FRANCISCO

Section 4.01.  Business in Ordinary Course ............................ 16
Section 4.02.  Breaches ............................................... 18
Section 4.03.  Submission to Shareholders ............................. 18
Section 4.04.  Consummation of Agreement .............................. 18
Section 4.05.  Environmental Reports .................................. 19
Section 4.06.  Access to Information .................................. 19
Section 4.07.  Consents of Third Parties .............................. 19
Section 4.08.  Subsequent Financial Statements ........................ 19
Section 4.09.  Merger of Banks ........................................ 20

ARTICLE V - AGREEMENTS OF FIRST BANKS, FBA AND REDWOOD

Section 5.01.  Regulatory Approvals ................................... 20
Section 5.02.  Breaches ............................................... 20
Section 5.03.  Consummation of Agreement .............................. 20
Section 5.04.  Employee Benefits ...................................... 21
Section 5.05.  Indemnification ........................................ 21
Section 5.06.  Completion of Financing ................................ 22

ARTICLE VI - CONDITIONS PRECEDENT TO THE MERGER

Section 6.01.  Conditions to the Obligations of First Banks, FBA and
               Redwood ................................................ 22
Section 6.02.  Conditions to the Obligations of Bancorp and Bank
               of San Francisco ....................................... 23

page ii
ARTICLE VII - TERMINATION

Section 7.01.  Mutual Agreement ....................................... 24
Section 7.02.  Breach of Agreements ................................... 24
Section 7.03.  Failure of Conditions .................................. 24
Section 7.04.  Denial of Regulatory Approval .......................... 24
Section 7.05.  Environmental Reports .................................. 24
Section 7.06.  Regulatory Enforcement Matters ......................... 24
Section 7.07.  Unilateral Termination ................................. 25

ARTICLE VIII - GENERAL PROVISIONS

Section 8.01.  Confidential Information ............................... 25
Section 8.02.  Publicity .............................................. 25
Section 8.03.  Return of Documents .................................... 25
Section 8.04.  Notices ................................................ 25
Section 8.05.  Nonsurvival of Representations, Warranties and
               Agreements ............................................. 27
Section 8.06.  Costs and Expenses ..................................... 27
Section 8.07.  Entire Agreement ....................................... 27
Section 8.08.  Headings and Captions .................................. 27
Section 8.09.  Waiver, Amendment or Modification ...................... 27
Section 8.10.  Rules of Construction .................................. 27
Section 8.11.  Counterparts ........................................... 27
Section 8.12.  Successors and Assigns ................................. 27
Section 8.13.  Governing Law .......................................... 28

Signatures ............................................................ 29

page iii

                       AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger, dated as of September 22, 2000, is by and among First Banks, Inc., a bank holding company organized as a Missouri corporation ("First Banks"), First Banks America, Inc., a bank holding company organized as a Delaware corporation which is a majority-owned subsidiary of First Banks ("FBA"), Redwood Bank, a California banking corporation which is a wholly-owned subsidiary of FBA ("Redwood"), The San Francisco Company, a bank holding company organized as a Delaware corporation ("Bancorp"), and Bank of San Francisco, a California banking corporation which is a wholly-owned subsidiary of Bancorp ("Bank of San Francisco"). This Agreement and Plan of Merger is hereinafter referred to as the "Agreement."

In consideration of the mutual representations, warranties, agreements and covenants contained herein, First Banks, FBA, Redwood, Bancorp and Bank of San Francisco hereby agree as follows:

                                ARTICLE I

                  TERMS OF THE MERGER & CLOSING; CONVERSION
                                 OF SHARES

Section 1.01. The Merger. FBA will organize an interim subsidiary ("Newco") and, subject to the receipt of required regulatory approvals and the satisfaction or waiver of the conditions set forth in Article VI of this Agreement, FBA will cause Newco to merge with and into Bancorp (the "Merger") pursuant to the Delaware General Corporation Law ("Corporate Law"). This Agreement also contemplates that, immediately following the Effective Time (as defined in Section 1.05 hereof), the Bank Merger (as such term is defined in Section 4.09) will occur.

Section 1.02. Effects of the Merger. (a) The Merger shall have all of the effects provided by Corporate Law and this Agreement, and the separate corporate existence of Newco shall cease on consummation of the Merger and be combined in Bancorp.

(b) The Certificate of Incorporation of Bancorp from and after the Effective Time shall be amended as set forth on Exhibit A attached hereto.

(c) The Bylaws of Bancorp from and after the Effective Time shall be the same as the Bylaws of Newco immediately prior to the Effective Time, except for the corporate name which shall continue to be "The San Francisco Company."

(d) The directors and officers of Bancorp from and after the Effective Time shall be the persons serving as the directors and officers of Newco immediately prior to the Effective Time.

Section 1.03. Conversion of Shares. (a) At the Effective Time, each share of Class A Common Stock, $.01 par value, of Bancorp ("Bancorp Common") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $1.95 (the "Common Share Merger Price"), and each share of 8% Series B Convertible Preferred Stock, $.01 par value, of Bancorp ("Bancorp Preferred") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $7.00 plus, in the case of Bancorp Preferred, any then outstanding accumulated and unpaid dividends (the "Preferred Share Merger Price" and, together with the Common Share Merger Price, the "Merger Consideration"); provided, however, that shares of Bancorp Common and Bancorp Preferred held in the treasury of Bancorp or by any direct or indirect subsidiary of Bancorp immediately prior to the Effective

Time shall be canceled. The Common Share Merger Price may be adjusted by virtue of the provisions of Section 7.05 of this Agreement, in which case all references herein to the amount of consideration to be paid by FBA pursuant to the Merger shall be deemed to reflect the amount of any adjustment duly made in accordance with such Section.

(b) The stock transfer books of Bancorp shall be closed, and no share transfers will be permitted after the Effective Time. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, all of the shares of Bancorp Common and Bancorp Preferred (collectively, the "Bancorp Stock") shall cease to be outstanding and be canceled. Each certificate previously representing shares of Bancorp Stock (a "Certificate") shall thereafter only represent the right to receive the cash into which the shares of Bancorp Stock represented by such Certificate have been converted pursuant to this Section 1.03.

(c) If holders of Bancorp Stock are entitled to require appraisal of their shares under applicable Corporate Law, shares held by a dissenting holder who has perfected the right to obtain an appraisal of his shares shall not be converted as described in this Section 1.03, but from and after the Effective Time shall represent only the right to receive such consideration as may be determined pursuant to applicable Corporate Law; provided, however, that each share of Bancorp Stock outstanding immediately prior to the Effective Time and held by a dissenting holder who after the Effective Time shall withdraw his demand for appraisal or lose his right of appraisal shall thereafter have only such rights as are provided under applicable Corporate Law.

(d) Any options to purchase shares of Bancorp Common ("Bancorp Options") which are outstanding immediately prior to the Effective Time and then exercisable at a price less than the Common Share Merger Price may be surrendered to Bancorp as of the Effective Time. FBA shall pay for each share of Bancorp Common covered by a Bancorp Option exercised or surrendered pursuant to this Section 1.03(d) an amount equal to the difference between the Common Share Merger Price and the exercise price per share of the options surrendered. All Bancorp Options that are not exercised or surrendered in accordance with the preceding sentence shall be canceled as of the Effective Time.

(e) At the Effective Time, the outstanding shares of common stock of Newco shall be converted into an equal number of shares of Bancorp Common, so that immediately following the Effective Time, the number of outstanding shares of common stock of Bancorp shall be equal to the number of outstanding shares of common stock of Newco immediately prior to the Merger.

Section 1.04.  The Closing.  The closing of the Merger (the
"Closing") shall take place at the location mutually agreeable to the parties hereto at 10:00 a.m. local time on the Closing Date described in Section 1.05 of this Agreement.

Section 1.05. The Closing Date. At FBA's option, the Closing shall take place on either the last business day of the month during which each of the conditions in Sections 6.01 and 6.02 is satisfied or waived by the appropriate party or the first business day of the succeeding month, or on such other date as Bancorp and FBA may agree (the "Closing Date"). The Merger shall be effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware or at a later time specified in the Certificate of Merger (the "Effective Time").

Section 1.06. Actions At Closing. (a) At the Closing, Bancorp shall deliver to FBA:

(i) certified copies of the Certificate of Incorporation and Bylaws of Bancorp and the Articles or Certificate of Incorporation and Bylaws of each of its subsidiaries;

(ii) certificates signed by the Chief Executive Officers of Bancorp and Bank of San Francisco on behalf of such entities stating that (A) each of the representations and warranties contained in Article II is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at the Closing (except to the extent any representation or warranty expressly speaks as of an earlier date), and (B) all of the conditions set forth in Section 6.01 have been satisfied or waived as provided therein;

(iii) certified copies of resolutions of the Boards of Directors of Bancorp and Bank of San Francisco and of the shareholders of Bancorp, establishing the requisite approvals under applicable Corporate Law of this Agreement, the Merger and the other transactions contemplated hereby;

(iv) tax clearance certificates issued by the Franchise Tax Board of the State of California with respect to Bancorp and each of its subsidiaries, dated a recent date, stating that all taxes imposed under the Bank and Corporation Tax Law on such corporations have been paid or adequately secured;

(v)  a legal opinion from counsel for Bancorp and Bank of San
Francisco (which counsel shall be reasonably acceptable to FBA) with respect to the matters listed in Exhibit 1.06(a) hereto, in form reasonably satisfactory to FBA and its counsel; and

(vi) evidence of the receipt of all required consents and approvals from federal and state regulatory agencies and other governmental bodies, if any, with respect to the consummation of the Merger, the Bank Merger and each of the transactions contemplated herein.

(b)  At the Closing, FBA shall deliver to Bancorp:

(i) certificates signed by the Presidents of First Banks, FBA and Redwood on behalf of such entities stating that (A) each of the representations and warranties contained in Article III is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at the Closing (except to the extent any representation or warranty expressly speaks as of an earlier date), and (B) all of the conditions set forth in Section 6.02 have been satisfied or waived as provided therein;

(ii) certified copies of resolutions of the Boards of Directors of First Banks, FBA and Redwood, establishing the requisite approvals under applicable Corporate Law of this Agreement, the Merger and the other transactions contemplated hereby;

(iii) a legal opinion from John S. Daniels, counsel for FBA and Redwood, with respect to the matters listed in Exhibit
1.06(b) hereto, in form reasonably satisfactory to Bancorp and the Trustee and their respective counsel; and

(iv) evidence of the receipt of all required consents and approvals from federal and state regulatory agencies and other governmental bodies, if any, with respect to the consummation of the Merger, the Bank Merger and each of the transactions contemplated herein.

Section 1.07. Deposit of Merger Consideration. At or prior to the Effective Time, FBA shall deposit or cause to be deposited with First Bank, a Missouri banking corporation which is a wholly-owned subsidiary of First Banks, or another bank or trust company (which may be an affiliate of FBA) selected by FBA and reasonably satisfactory to Bancorp (the "Exchange Agent"), for exchange in accordance with Section 1.08, the requisite amount of cash to be paid pursuant to Section 1.03 in exchange for the outstanding shares of Bancorp Stock and the Bancorp Options exercised or surrendered pursuant to this Agreement (such amount being referred to as the "Exchange Fund").

Section 1.08.  Exchange of Certificates.     (a) As soon as
reasonably practicable after the Effective Time, FBA shall cause the Exchange Agent to mail to each record holder of shares of Bancorp Stock a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to certificates shall pass, only upon proper delivery of the certificates to the Exchange Agent) and instructions for surrendering certificates evidencing shares of Bancorp stock in exchange for the amount of cash into which such shares shall have been converted pursuant to Section 1.03. The letter of transmittal shall be in such form and have such other provisions as FBA may reasonably specify (subject to the right of Bancorp to review both the letter of transmittal and the instructions prior to the Effective Time and provide reasonable comments thereon). Upon surrender to the Exchange Agent of such a certificate for exchange and cancellation, together with a duly executed letter of transmittal (both in proper form), the holder of such certificate shall be entitled to receive in exchange therefor a check representing the amount of cash which such holder has the right to receive in respect of the certificate or certificates so surrendered, without interest, and the certificate or certificate so surrendered shall be canceled.

(b) Notwithstanding subsection (a), FBA shall cooperate in making arrangement for payment to the Trustee (as defined in Section 2.23) at the Closing by wire transfer of immediately available funds to an account in the United States designated by the Trustee, against delivery of certificates representing Bancorp Stock registered in the Trustee's name.

(c) If any payment for shares of Bancorp Stock is to be made in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed or accompanied by an appropriate instrument of transfer and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not payable.

(d) After the Effective Time, there shall be no transfers on the stock transfer books of Bancorp of any shares of Bancorp Stock.

(e) At any time following six months after the Effective Time, FBA shall be entitled to terminate the Exchange Agent relationship and assume the duties of the Exchange Agent provided in Section 1.07, and thereafter holders of certificates evidencing shares of Bancorp Stock shall be entitled to look only to FBA (subject to abandoned property, escheat or other similar laws) with respect to the surrender and exchange of certificates.

(f) In the event any certificate shall have been lost, stolen or destroyed, upon the presentation to the Exchange Agent of an affidavit of that fact by the person claiming the same and, if required by FBA, the posting by such person of a bond in such amount as FBA may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such certificate a check for the amount of cash payable in respect of the shares represented by such certificate.

                                ARTICLE II

                      REPRESENTATIONS AND WARRANTIES
                    OF BANCORP AND BANK OF SAN FRANCISCO

Except as otherwise disclosed in that section of the disclosure schedule executed by the parties to this Agreement concurrently with the execution hereof (the "Disclosure Schedule") corresponding to a particular representation or warranty, Bancorp and Bank of San Francisco each represent and warrant to First Banks, FBA and Redwood as follows:

Section 2.01.  Organization and Capital Stock; Standing and Authority.

(a) Bancorp is a corporation, and Bank of San Francisco is a banking corporation, and both of such corporations are duly organized, validly existing and in good standing under the laws of Delaware and California, respectively. Each of such corporations has the power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now conducted.

(b) As of the date hereof, the authorized capital stock of Bancorp consists of 100,000,000 shares of Bancorp Common, of which 29,320,725 are outstanding, and 5,000,000 shares of Bancorp Preferred, of which 15,869 are outstanding. All of the outstanding shares of Bancorp Stock are duly and validly issued, fully paid and non-assessable.

(c) As of the date hereof, the authorized capital stock of Bank of San Francisco consists of 4,200,000 shares of common stock, $3.50 par value ("Bank Common"), of which 285,814 are outstanding, duly and validly issued, fully paid and non-assessable. None of the outstanding shares of Bancorp Common, Bancorp Preferred or Bank Common has been issued in violation of any preemptive rights.

(d) Except as described above or disclosed in Section 2.01(d) of the Disclosure Schedule, there are no shares of capital stock or other equity securities of Bancorp or Bank of San Francisco issued or outstanding and no outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of capital stock of Bancorp or Bank of San Francisco or contracts, commitments, understandings or arrangements by which either of them is or may be obligated to issue additional shares of capital stock.

(e) Bank of San Francisco holds a current valid license to engage in the commercial banking business at its banking offices in California, and Bancorp and Bank of San Francisco are in material compliance with all agreements, understandings and orders of the Federal Reserve Board, the Federal Deposit Insurance Corporation ("FDIC") and other regulatory authorities having jurisdiction over their business, assets and properties. Neither the scope of the business of Bank of San Francisco nor the location of its properties requires it to be licensed to do business in any jurisdiction other than the State of California. The deposits of Bank of San Francisco are insured by the FDIC to the maximum extent permitted by applicable laws and regulations. Bancorp is a bank holding company registered pursuant to the Bank Holding Company Act, as amended.

Section 2.02. Authorization; No Defaults. The Boards of Directors of Bancorp and Bank of San Francisco have by all requisite action approved this Agreement, the Merger and the Bank Merger and, in the case of Bancorp, the Proxy, and they have authorized the execution and delivery hereof on behalf of such corporations by duly authorized officers and the performance of their respective obligations thereunder. Bancorp, in its capacity as the sole holder of outstanding capital stock of Bank of San Francisco, has approved this Agreement, the Merger and the Bank

Merger. Nothing in the Certificate of Incorporation or Bylaws of Bancorp, the Articles of Incorporation or Bylaws of Bank of San Francisco or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which either entity is bound or subject would prohibit either of such corporations from consummating this Agreement, the Merger and the Bank Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by Bancorp and Bank of San Francisco and constitutes a legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms. Neither Bancorp nor Bank of San Francisco is in default under nor in violation of any provision of its Certificate or Articles of Incorporation, as the case may be, Bylaws or, in any material respect, any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other material commitment or agreement.

Section 2.03. Subsidiaries. Each of Bancorp's direct and indirect subsidiaries (hereinafter referred to singly as a "Bancorp Subsidiary" and collectively as the "Bancorp Subsidiaries"), the names and jurisdictions of incorporation of which are disclosed in Section 2.03 of the Disclosure Schedule, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each of the Bancorp Subsidiaries has the corporate power to own its properties and assets, to incur its liabilities and to carry on its business as now being conducted. The number of issued and outstanding shares of capital stock of each Bancorp Subsidiary and the ownership of such shares is set forth in
Section 2.03 of the Disclosure Schedule, and all of such shares are owned by Bancorp or a Bancorp Subsidiary, free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever, except as disclosed in Section 2.03 of the Disclosure Schedule. Except as disclosed in Section 2.03 of the Disclosure Schedule, there are no options, warrants or rights outstanding to acquire any capital stock of any Bancorp Subsidiary, and no person or entity has any other right to purchase or acquire any unissued shares of stock of any Bancorp Subsidiary, nor does any Bancorp Subsidiary have any obligation of any nature with respect to its unissued shares of stock. Except as disclosed in Section 2.03 of the Disclosure Schedule, neither Bancorp nor any Bancorp Subsidiary is a party to any partnership or joint venture or owns an equity interest in any other business or enterprise.

Section 2.04. Financial Information. The audited consolidated balance sheets of Bancorp and its subsidiaries as of December 31, 1999 and related consolidated income statements and statements of changes in shareholders' equity and of cash flows for the three years ended December 31, 1999, together with the notes thereto, included in Bancorp's Annual Report on Form 10-K for the year ended December 31, 1999 as currently on file with the Securities and Exchange Commission (the "SEC"); the unaudited consolidated balance sheets of Bancorp and its subsidiaries as of June 30, 2000 and related consolidated income statements and statements of changes in shareholders' equity and of cash flows for the three and six months ended June 30, 2000, together with the notes thereto, included in Bancorp's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 as currently on file with the SEC; and the year-end and quarter-end Reports of Condition and Reports of Income of Bank of San Francisco for 1999 and for the three month periods ended March 31, 2000 and June 30, 2000, respectively, as filed with the Federal Deposit Insurance Corporation (the "FDIC") (such financial statements and notes collectively referred to herein as the "Bancorp Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be disclosed therein and except for regulatory reporting differences required in Bank of San Francisco's reports) and fairly present the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of the respective entity and its respective consolidated subsidiaries as of the dates and for the periods indicated subject, in the case of any such statements which are unaudited, to normal year-end adjustments of accruals and the absence of footnotes and other normal presentational items.

Section 2.05. Absence of Changes. Since December 31, 1999 there has not been any material adverse change in the financial condition, the results of operations or the business or prospects of Bancorp and its subsidiaries taken as a whole, nor have there been any events or transactions having such a material adverse effect which should be disclosed in order to make the Bancorp Financial Statements not misleading. Since June 30, 1999, the date of the most recent examination of Bank of San Francisco by the Department of Financial Institutions of the State of California (the "Financial Institutions Department"), there has been no material adverse change in the financial condition, the results of operations or the business of Bank of San Francisco except for any such changes as may be disclosed in Bank of San Francisco's Reports of Condition and Income filed since such date.

Section 2.06. Regulatory Enforcement Matters. Except as disclosed in Section 2.06 of the Disclosure Schedule, neither Bancorp nor any Bancorp Subsidiary is subject to, or has been informed by any federal or state agency charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits that it may become subject to, any order, agreement, memorandum of understanding or other regulatory enforcement action or proceeding of such agency.

Section 2.07. Tax Matters. (a) Bancorp and the Bancorp Subsidiaries have filed all federal, state, local and foreign income, franchise, excise, sales, use, real and personal property and other tax returns required to be filed. All such returns fairly reflect the information required to be presented therein. All provisions for accrued but unpaid taxes contained in the Bancorp Financial Statements were made in accordance with generally accepted accounting principles and in the aggregate do not materially fail to provide for potential tax liabilities.

(b) Except as disclosed in Section 2.07 of the Disclosure Schedule, Bancorp has not (i) executed an extension or waiver that is currently in effect with respect to any statute of limitations on the assessment or collection of any tax; (ii) entered into any tax sharing or tax allocation agreement or been a part of a consolidated group filing a consolidated tax return (other than a group of which Bancorp was the parent); (iii) become liable for a tax of any other person or entity pursuant to Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign laws) as a transferee or successor or by contract or otherwise; or (iv) made any payment, become obligated to make any payment or been party to a contract or agreement that would obligate it to make any payment that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

(c) Except as disclosed in Section 2.07 of the Disclosure Schedule, there has not occurred during or after any taxable period in which Bancorp incurred a net operating loss that carries over to any taxable period ending after 1999 either (i) a direct ownership change of Bancorp as defined in Section 382(g) of the Internal Revenue Code or (ii) to the knowledge of Bancorp, an ownership change in any entity owning Bancorp Stock that would cause there to have been an ownership change of Bancorp as defined in such section.

(d)  All material elections with respect to taxes affecting
Bancorp have been and will be timely made.

Section 2.08. Litigation. Except as disclosed in Section 2.08 of the Disclosure Schedule, there is no litigation, claim or other proceeding pending or, to the knowledge of Bancorp, threatened against Bancorp or any of the Bancorp Subsidiaries, or of which the property of Bancorp or any of the Bancorp
Subsidiaries is or would be subject.

Section 2.09.  Properties, Contracts, Employee Benefit Plans and
Other Agreements. Section 2.09 of the Disclosure Schedule specifically identifies the following:

(a)  each lease of real property to which Bancorp or any Bancorp
Subsidiary is a party, identifying the parties thereto, the annual rental payable, the expiration date thereof and a brief description of the property covered;

(b) all loan and credit agreements, conditional sales contracts or other title retention agreements or security agreements relating to money borrowed by Bancorp or a Bancorp Subsidiary and involving more than $10,000 individually or $25,000 in the aggregate, exclusive of deposit agreements with customers of Bank of San Francisco entered into in the ordinary course of business, agreements for the purchase of federal funds and repurchase agreements;

(c) all agreements, loans, contracts, leases, guaranties, letters of credit, lines of credit or commitments of Bancorp or any Bancorp Subsidiary not referred to elsewhere in this Section
2.09 which:

(i) involve payment by Bancorp or any Bancorp Subsidiary of more than $150,000 (other than loans, loan commitments or letters of credit);

(ii) involve payments based on profits of Bancorp or any Bancorp
Subsidiary;

(iii) relate to the future purchase of goods or services in excess of the requirements of its respective business at current levels or for normal operating purposes;

(iv) were not made in the ordinary course of business;

(v) materially affect the business or financial condition of Bancorp or any Bancorp Subsidiary; or

(vi) require the consent or approval of any third party for the Merger and the Bank Merger to be consummated.

(d) all contracts, agreements, plans and arrangements by which any profit sharing, group insurance, hospitalization, stock option, pension, retirement, bonus, deferred compensation, stock bonus, stock purchase, collective bargaining agreements, contracts or arrangements under which pensions, deferred compensation or other retirement benefits is being paid, or plans or arrangements established or maintained, sponsored or undertaken by Bancorp or any Bancorp Subsidiary for the benefit of officers, directors or employees, including each trust or other agreement with any custodian or any trustee for funds held under any such agreement, plan or arrangement, and in respect to any of them, the latest reports or forms, if any, filed with the Department of Labor and Pension Benefit Guaranty Corporation under ERISA (as defined below), any current financial or actuarial reports and any currently effective IRS private ruling or determination letters obtained by or for the benefit of Bancorp or any Bancorp Subsidiary;

(e) all leases, subleases or licenses with respect to real or personal property, whether as lessor, lessee, licensor or licensee, with annual rental or other payments due thereunder in excess of $100,000;

(f) all agreements for the employment, retention, engagement or indemnification, or with respect to the severance, of any officer, employee, agent, consultant or other person or entity which by its terms is not terminable by Bancorp or a Bancorp Subsidiary on thirty (30) days written notice or less without any payment by reason of such termination; and

(g) the name and annual salary as of January 1, 2000 of each director or employee of Bancorp or any Bancorp Subsidiary with a salary in excess of $100,000.

Copies of each document, plan or contract identified in Section
2.09 of the Disclosure Schedule are appended to such Schedule and are hereby incorporated in and constitute a part of the Disclosure Schedule.

Section 2.10. Reports. Bancorp and the Bancorp Subsidiaries have filed all reports and statements, together with any amendments required to be made with respect thereto, required to be filed with the SEC, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Financial Institutions Department, the FDIC or any other governmental authority with jurisdiction over Bancorp or any Bancorp Subsidiary. As of the dates indicated thereon, each of such reports and documents, including any financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein.

Section 2.11. Investment Portfolio. All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States and political subdivisions of the United States and other investment securities held by Bancorp or any Bancorp Subsidiary, as reflected in the latest consolidated balance sheet of Bancorp included in the Bancorp Financial Statements, are carried in accordance with generally accepted accounting principles.

Section 2.12.  Loan Portfolio.  Except as disclosed in Section
2.12 of the Disclosure Schedule, (a) all loans and discounts reflected in the Bancorp Financial Statements as of March 31, 2000 or which were or will be entered into after March 31, 2000 but before the Closing Date were and will be made in all material respects for good, valuable and adequate consideration in the ordinary course of the business of Bancorp and the Bancorp Subsidiaries, in accordance with sound lending practices (as would be followed by a reasonably prudent commercial bank), and they are not subject to any known defenses, setoffs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity;

(b) the notes and other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and will be in all material respects enforceable, valid, true and genuine and what they purport to be;

(c) Bancorp and the Bancorp Subsidiaries have complied and will through the Closing Date comply with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply will not materially interfere with the collection of loans in an amount material to the loan portfolio of Bank of San Francisco. All loans and loan commitments extended by Bank of San Francisco and any extensions, renewals or continuations of such loans and loan commitments were made in accordance with its customary lending standards in the ordinary course of business. Such loans are evidenced by appropriate and sufficient documentation based upon customary and ordinary past practices of Bank of San Francisco; and

(d) the reserve for loan losses reflected in the Bancorp Financial Statements as of June 30, 2000 was determined as of such date by Bancorp and Bank of San Francisco in accordance with the requirements of generally accepted accounting principles to be adequate to provide for losses on loans outstanding as of June 30, 2000.

Section 2.13. Employee Matters and ERISA. (a) Except as disclosed in Section 2.13 (a) of the Disclosure Schedule, neither Bancorp nor any Bancorp Subsidiary has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of Bancorp or any Bancorp Subsidiary, and there is no present effort nor existing proposal to attempt to unionize any group of employees of Bancorp or any Bancorp Subsidiary.

(b)(i) Bancorp and the Bancorp Subsidiaries have been and are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any laws respecting employment discrimination and occupational safety and health requirements, and neither Bancorp nor any Bancorp Subsidiary is engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against Bancorp or any Bancorp Subsidiary pending or, to the knowledge of Bancorp or Bank of San Francisco, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the knowledge of Bancorp or Bank of San Francisco, threatened against or directly affecting Bancorp or any Bancorp Subsidiary; and (iv) neither Bancorp nor any Bancorp Subsidiary has experienced any work stoppage or other material labor difficulty during the past five years.

(c) Except as disclosed in Section 2.13(c) of the Disclosure Schedule, neither Bancorp nor any Bancorp Subsidiary maintains, contributes to or participates in or has any liability under any employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees of Bancorp or any Bancorp Subsidiary (collectively, the "Employee Plans"). No present or former employee of Bancorp or any Bancorp Subsidiary has been charged with breaching nor has breached a fiduciary duty under any Employee Plan. Neither Bancorp nor any Bancorp Subsidiary participates in, nor has it in the past five years participated in, nor has it any present or future obligation or liability under, any multiemployer plan (as defined at Section 3(37) of ERISA). Except as separately disclosed in Section 2.13(c) of the Disclosure Schedule, neither Bancorp nor any Bancorp Subsidiary maintains, contributes to, or participates in any plan that provides health, major medical, disability, life insurance, severance, salary continuation or other benefits to one or more former employees or consultants.

(d) All liabilities of the Employee Plans have been funded on the basis of consistent methods in accordance with sound actuarial assumptions and practices, and no Employee Plan, at the end of any plan year, or at March 31, 2000 had an accumulated funding deficiency. No actuarial assumptions have been changed since the last written report of actuaries on the Employee Plans.
All insurance premiums (including premiums to the Pension Benefit
Guaranty Corporation) have been paid in full, subject only to normal retrospective adjustments in the ordinary course. Except as reflected in the Bancorp Financial Statements, Bancorp and the Bancorp Subsidiaries have no contingent or actual liabilities under Title IV of ERISA. No accumulated funding deficiency
(within the meaning of Section 302 of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code")) has been incurred with respect to any Employee Plan, whether or not waived. No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any Employee Plan as to which a notice would be required to be filed with the Pension Benefit
Guaranty Corporation. No claim is pending or, to the knowledge of Bancorp or Bank of San Francisco, threatened or imminent with respect to any Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which Bancorp or any Bancorp Subsidiary would be liable, except as is reflected in the Bancorp Financial
Statements. Bancorp and the Bancorp Subsidiaries have no liability for excise taxes under Sections 4971, 4975, 4976, 4977, 4979 or 4980B of the Code or for a fine under Section 502 of ERISA with respect to any Employee Plan. All Employee Plans have in all material respects been operated, administered and maintained in accordance with the terms thereof and in compliance with the requirements of all applicable laws, including, without limitation, ERISA.

Section 2.14.  Title to Properties; Licenses; Insurance.   (a)
Neither Bancorp nor any Bancorp Subsidiary owns any real property;

(b) all leasehold interests for real property and any material personal property used by Bancorp or a Bancorp Subsidiary in its business are held pursuant to lease agreements which are valid and enforceable in accordance with their terms, subject to the provisions of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally from time to time in effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion;

(c) all such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto, and there are no condemnation proceedings pending or, to the knowledge of Bancorp or Bank of San Francisco, threatened with respect to any of such properties;

(d) Bancorp and the Bancorp Subsidiaries have valid title or other ownership rights under licenses to all material intangible personal or intellectual property used by Bancorp or any Bancorp Subsidiary in its business, free and clear of any material claim, defense or right of any other person or entity, subject only to rights of the licensors pursuant to applicable license agreements, which rights do not materially and adversely interfere with the current use of such property; and

(e) all material insurable properties owned or held by Bancorp or a Bancorp Subsidiary are insured under effective insurance policies in such amounts and against fire, earthquake and other risks insured against by extended coverage and public liability insurance, in amounts and on terms customary with bank holding companies of similar size.

Section 2.15. Environmental Matters. As used in this Agreement, "Environmental Laws" means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which Bancorp or any Bancorp Subsidiary has done business or owned, leased or operated property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

Neither the conduct nor operation of Bancorp or any Bancorp Subsidiary nor any condition of any property presently or previously owned, leased or operated by any of them on their own behalf or in a fiduciary capacity violates or violated any Environmental Law in any respect material to the business of Bancorp and the Bancorp Subsidiaries, taken as a whole, and no condition or event has occurred with respect to any of them or any property that, with notice or the passage of time, or both, would constitute a violation material to the business of Bancorp and the Bancorp Subsidiaries, taken as a whole, of any Environmental Law or obligate (or potentially obligate) Bancorp or any Bancorp Subsidiary to remedy, stabilize, neutralize or otherwise alter the environmental condition of any property, where the aggregate cost of such actions would be material to Bancorp and the Bancorp Subsidiaries, taken as a whole. Neither Bancorp nor any Bancorp Subsidiary has received notice from any person or entity that Bancorp or any Bancorp Subsidiary, or the operation or condition of any property ever owned, leased or operated by any of them on their own behalf or in a fiduciary capacity, are or were in violation of any Environmental Law, or that Bancorp or any Bancorp Subsidiary is responsible (or potentially responsible) for remedying, or the cleanup of, any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

Section 2.16. Compliance with Laws and Regulations. Bancorp and the Bancorp Subsidiaries have all licenses, franchises, permits and other governmental authorizations that are necessary to enable them to conduct their respective businesses, are qualified to conduct business in every jurisdiction in which such qualification is legally required and are in compliance in all material respects with all applicable laws, ordinances and regulations.

Section 2.17. Brokerage. Except for fees payable by Bancorp to Dain Rauscher Wessels, which are described in Section 2.17 of the Disclosure Schedule, there are no existing claims or agreements for brokerage commissions, investment banking fees, financial advisory fees, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement payable by Bancorp or any Bancorp Subsidiary.

Section 2.18. No Undisclosed Liabilities. Neither Bancorp nor any Bancorp Subsidiary has any material liability, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due (and, to the knowledge of Bancorp and Bank of San Francisco, there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Bancorp or any Bancorp Subsidiary giving rise to any such liability), except (i) liabilities reflected in the Bancorp Financial Statements and (ii) liabilities incurred in the ordinary course of business since June 30, 2000.

Section 2.19. Statements True and Correct. None of the information supplied or to be supplied by Bancorp for inclusion in any document to be filed with the SEC or any banking or other regulatory authority in connection with the transactions contemplated hereby, at the respective times such documents are filed, and, in the case of the Information Statement (as defined in Section 4.03), when such documents are first mailed to the stockholders of Bancorp, will be false or misleading with respect to any material fact, omit to state any material fact necessary in order to make the statements therein not misleading or omit to state any material fact required to be stated in order to correct any statement in any earlier communication with respect to the Information Statement. All documents that Bancorp is responsible for filing with the SEC or any banking or other regulatory authority in connection with the transactions contemplated hereby will comply in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.

Section 2.20. Commitments and Contracts. Neither Bancorp nor any Bancorp Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

(i) any agreement, arrangement or commitment not made in the ordinary course of business;

(ii) any agreement, indenture or other instrument not reflected in the Bancorp Financial Statements relating to the borrowing of money by Bancorp or a Bancorp Subsidiary or the guarantee by Bancorp or a Bancorp Subsidiary of any obligation (except trade payables or instruments related to transactions entered into in the ordinary course of business by Bancorp or a Bancorp Subsidiary, such as deposits, federal funds borrowings and repurchase agreements), other than agreements, indentures or instruments providing for annual payments of less than $100,000; or

(iii) any contract containing covenants which limit the ability of Bancorp or any Bancorp Subsidiary to compete in any line of business or with any person or containing any restriction of the geographical area in which, or method by which, Bancorp or any Bancorp Subsidiary may carry on its business.

Section 2.21. Material Interest of Certain Persons. (a) No officer or director of Bancorp or Bank of San Francisco or any "associate" (as such term is defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any such officer or director has any material interest in any material contract or property (real or personal, tangible or intangible), used in or pertaining to the business of Bancorp or any Bancorp Subsidiary.

(b) All outstanding loans from Bancorp or any Bancorp Subsidiary to any present officer, director, employee or any associate or related interest of any person referred to in subsection (a) were approved by or reported to the Board of Directors of the applicable entity in accordance with all applicable laws and regulations.

Section 2.22. Conduct to Date. From and after December 31, 1999 through the date of this Agreement, except as disclosed in
Section 2.22 of the Disclosure Schedule, neither Bancorp nor any Bancorp Subsidiary has done the following:

(i) failed to conduct its business in the ordinary and usual course consistent with past practices;

(ii) issued, sold, granted, conferred or awarded any common or other stock, or any corporate debt securities properly classified under generally accepted accounting principles applied on a consistent basis as long-term debt on the balance sheets of Bancorp or Bank of San Francisco;
     (iii) effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization;

(iv) except for semi-annual dividends on shares of Bancorp Preferred which Bancorp is required to declare and pay pursuant to its Certificate of Incorporation, declared, set aside or paid any cash or stock dividend or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased, or exchanged, or otherwise directly or indirectly acquired or disposed of any of its capital stock;

(v) incurred any material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or subjected to lien any of its assets or properties other than in the ordinary course of business consistent with past practice;

(vi) discharged or satisfied any material lien or paid any material obligation or liability (absolute or contingent), other than in accordance with its terms in the ordinary course of business;

(vii) sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business;

(viii) except as required by contract, (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except for merit or promotion increases consistent with past practice and in accordance with existing policy or established incentive programs; (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, retention, severance, indemnification or other similar contract,
(C) entered into, terminated or substantially modified any of the Employee Plans or (D) agreed to do any of the foregoing;

(ix) suffered any material damage, destruction or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, taking of property by any governmental authority, flood, windstorm, embargo, riot, act of God, act of war or other casualty or event, whether or not covered by insurance;

(x) canceled or compromised any debt, except for debts charged off or compromised in accordance with past practice;

(xi) entered into any material transaction, contract or commitment outside the ordinary course of its business; or

(xii)     made or guaranteed any loan to any of the Employee
Plans.

Section 2.23. Irrevocable Proxy. Bancorp has delivered to FBA concurrently with the execution of this Agreement the irrevocable proxy of the Trustee named in a Voting Trust (the "Trustee") dated November 30, 1998 (the "Voting Trust"). To the best of Bancorp's knowledge, the Trustee has the exclusive right to vote the shares of Bancorp Stock which are the subject of the written consent referred to in Section 4.03 and the Proxy, and such written consent and the Proxy are legal, valid and binding obligations of the Trustee, enforceable in accordance with their respective terms.


                              ARTICLE III

                      REPRESENTATIONS AND WARRANTIES
                      OF FIRST BANKS, FBA AND REDWOOD

First Banks, FBA and Redwood each represents and warrants to Bancorp and Bank of San Francisco as follows:

Section 3.01. Organization. First Banks, FBA and Redwood are corporations duly organized, validly existing and in good standing under the laws of the States of Missouri, Delaware and California, respectively. Each of such corporations has the power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now conducted. Immediately prior to the Effective Time, Newco will be duly organized, validly existing and in good standing under the laws of Delaware and will have all requisite power and authority to own al of its properties and assets, to incur all of its liabilities, to carry on its business and to consummate the Merger and the other transactions contemplated by this Agreement.

Section 3.02. Authorization. The Boards of Directors of First Banks, FBA and Redwood have, and as of the Closing the Board of Directors of Newco will have, by all requisite action approved this Agreement, the Merger and the Bank Merger and authorized the execution hereof on behalf of each corporation by duly authorized officers and the performance of their respective obligations hereunder. FBA, in its capacity as the sole holder of outstanding capital stock of Redwood, has approved this Agreement, the Merger and the Bank Merger. Nothing in the Certificates of Incorporation of FBA or Newco, the Articles of Incorporation of First Banks or Redwood, or the Bylaws of any of such entities or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in this Agreement) by or to which First Banks, FBA, Redwood or Newco is or will be bound or subject prohibits (or in the case of Newco, will prohibit) any of them from consummating this Agreement, the Merger and the Bank

Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by First Banks, FBA and Redwood and constitutes a legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms.

Section 3.03. Litigation. There is no litigation, claim or other proceeding pending or, to the best of the knowledge of First Banks, FBA or Redwood, threatened that would prohibit any of them or Newco from consummating the transactions contemplated by this Agreement.

Section 3.04. Statements True and Correct. None of the filings made or the information supplied or to be supplied by First Banks, FBA, Redwood or Newco for inclusion in any document to be filed with any regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed and, in the case of the Information Statement, when it is first mailed to the stockholders of Bancorp, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. All documents filed by First Banks or any of its subsidiaries with any other regulatory authority in connection with the transactions contemplated hereby will comply with applicable laws, rules and regulations.

Section 3.05. Financial Information. The audited consolidated balance sheets of First Banks and its subsidiaries as of December 31, 1999 and related consolidated income statements and statements of changes in shareholders' equity and of cash flows for the three years ended December 31, 1999, together with the notes thereto, included in First Banks' Annual Report on Form 10-K for the year ended December 31, 1999 as currently on file with the SEC; the unaudited consolidated balance sheets of First Banks and its subsidiaries as of June 30, 2000 and related consolidated income statements and statements of changes in shareholders' equity and of cash flows for the three and six months ended June 30, 2000, together with the notes thereto, included in First Banks' Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 as currently on file with the SEC; and the year-end and quarter-end Reports of Condition and Reports of Income of Redwood for 1999 and for the three month periods ended March 31, 2000 and June 30, 2000, respectively, as filed with the FDIC (such financial statements and notes collectively referred to herein as the "First Banks Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein and except for regulatory reporting differences required in Redwood?s reports) and fairly present the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of the respective entity and its respective consolidated subsidiaries as of the dates and for the periods indicated subject, in the case of any such statements which are unaudited, to normal year-end adjustments of accruals and the absence of footnotes and other normal presentational items.

Section 3.06. Absence of Changes. Since December 31, 1999 there has not been any material adverse change in the financial condition, the results of operations or the business or prospects of First Banks and its subsidiaries taken as a whole, nor have there been any events or transactions having such a material adverse effect which should be disclosed in order to make the First Banks Financial Statements not misleading.

Section 3.07. Ability to Consummate the Merger. Each of First Banks, FBA and Redwood believes, on a reasonable basis and in good faith, that (i) each of First Banks, FBA, Newco and Redwood will be able to obtain the approvals, consents and authorizations required by law for the consummation of the Merger, including all legally required regulatory approvals, (ii) First Banks will be able to consummate a public offering of Trust Preferred securities so as to satisfy the condition set forth in Section 6.01(h), and (iii) each of First Banks, FBA, Newco and Redwood will be able otherwise to satisfy all conditions necessary for it to consummate the transactions contemplated by this Agreement in accordance with its terms, in each case not later than the date which is 180 days after the date of this Agreement. Neither First Banks, FBA nor Redwood has any reason to believe that it will be unable to consummate the transactions contemplated by this Agreement on or before such date.


                                ARTICLE IV

                 AGREEMENTS OF BANCORP AND BANK OF SAN FRANCISCO

Section 4.01.  Business in Ordinary Course.  Bancorp and Bank of
San Francisco agree that, from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms:

(a) Bancorp and the Bancorp Subsidiaries shall continue to carry on their business and the discharge or incurrence of obligations and liabilities only in the usual, regular and ordinary course of business, as heretofore conducted, and by way of amplification and not limitation, Bancorp and each Bancorp Subsidiary will not:

(i) except for semi-annual dividends payable on shares of Bancorp Preferred which Bancorp is required to declare and pay pursuant to its Certificate of Incorporation, declare or pay any dividend or make any other distribution to shareholders, whether in cash, stock or other property; or

(ii) issue any capital stock or any options, warrants, or other rights to subscribe for or purchase capital stock or any securities convertible into or exchangeable for any capital stock (except for the issuance of Bancorp Common pursuant to the convertible securities, exchangeable securities or Bancorp Stock Options described in Section 2.01(d) of the Disclosure Schedule); or

(iii) directly or indirectly redeem, purchase or otherwise acquire any capital stock of Bancorp or any Bancorp Subsidiary;
or

(iv) effect a reclassification, recapitalization, splitup, exchange of shares, readjustment or other similar change in or to any capital stock, or otherwise reorganize or recapitalize; or

(v) except as contemplated in Section 1.02, change its Certificate or Articles of Incorporation or association, as the case may be, or Bylaws, nor enter into any agreement to merge or consolidate with, or sell a significant portion of its assets to, any person or entity.

(b) Bancorp and each Bancorp Subsidiary will not, without the prior written consent of FBA (which consent shall not be unreasonably withheld or delayed):

(i) Except as disclosed in Section 4.01(b) of the Disclosure Schedule, grant any increase (other than ordinary and normal increases consistent with past practices) in the compensation payable or to become payable to officers or salaried employees, grant any stock options or, except as required by law, adopt or make any change in any employment, bonus, insurance, pension, salary continuation, retention, indemnification or other Employee Plan, agreement, payment or arrangement made to, for or with any of such officers or employees;

(ii) borrow or agree to borrow any amount of funds except in the ordinary course of business, or directly or indirectly guarantee or agree to guarantee any obligations of others;

(iii) make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit, in principal amounts in excess of $1,000,000 or that would increase the aggregate credit outstanding to any one borrower (or group of affiliated borrowers) to more than $1,500,000 (excluding for this purpose any accrued interest or overdrafts);

(iv) purchase or otherwise acquire any investment security for its own account having an average remaining life to maturity greater than five years or any asset-backed securities other than those issued or guaranteed by the Federal Home Loan Bank Board, the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation;

(v) enter into any agreement, contract or commitment having a term in excess of six (6) months other than, in the ordinary course of business: letters of credit, loan agreements, credit and deposit agreements and documents, renewals with current market rates and terms of expiring subleases of office space located at 550 Montgomery Street, San Francisco, California (all current subleases scheduled to expire prior to March 31, 2001 being identified in Section 4.01(b) of the Disclosure Schedule) and renewals or replacements of insurance policies (in either case for terms not exceeding one year) on terms substantially similar to existing Bancorp and Bank of San Francisco policies;

(vi) except in the ordinary course of business, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance;

(vii) except in the ordinary course of business, cancel or accelerate any material indebtedness owing to Bancorp or a Bancorp Subsidiary or any claim which Bancorp or any Bancorp
Subsidiary may possess, or waive any material rights of substantial value;

(viii) sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property, other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness;

(ix) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; provided, however, that a report shall not be required with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless the entity proposing to acquire the property has reason to believe that such property might contain any such waste materials or otherwise might be contaminated;

(x) commit any act or fail to do any act which will cause a breach of any agreement, contract or commitment and which will have a material adverse effect on the business, financial condition or earnings of Bancorp or a Bancorp Subsidiary;

(xi) violate any law, statute, rule, governmental regulation or order, which violation would have a material adverse effect on the business, financial condition, or earnings of Bancorp or a Bancorp Subsidiary;

(xii) purchase any real or personal property or make any other capital expenditure where the amount paid or committed therefor is in excess of $75,000; or

(xiii) increase or decrease the rate of interest paid on time deposits, except in the ordinary course of business in a manner consistent with past practices.

(c) Bancorp and the Bancorp Subsidiaries shall not, without the prior written consent of FBA, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of Bancorp or Bank of San Francisco contained in Article II hereof, if such representations and warranties were given immediately following such transaction or action.

(d) Bancorp shall promptly notify FBA of the occurrence of any matter or event known to and directly involving Bancorp or Bank of San Francisco that has or would be reasonably expected to have a material adverse effect on the business, operations, properties, assets, or condition (financial or otherwise) of Bancorp and the Bancorp Subsidiaries, taken as a whole, or that would otherwise materially and adversely affect the ability of Bancorp or Bank of San Francisco to consummate the transactions contemplated by this Agreement.

(e) Bancorp shall not solicit or encourage, or, except to the extent otherwise required by applicable Corporate Law or applicable directors' fiduciary principles, hold discussions or negotiations with or provide information to any person or entity in connection with any proposal for the acquisition of all or a substantial portion of the business, assets, shares of Bancorp Common or other securities or assets of Bancorp or any Bancorp Subsidiary. Bancorp shall promptly advise FBA of its receipt of any such proposal or inquiry and the substance thereof.

Section 4.02. Breaches. Bancorp and Bank of San Francisco shall, in the event either has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to FBA and use their best efforts to prevent or promptly remedy the same.

Section 4.03. Written Consent. Concurrently with the execution of this Agreement, Bancorp has delivered to FBA a true copy of a written consent executed by the Trustee and delivered to Bancorp approving the Merger and the other transactions contemplated by this Agreement. As soon as reasonably practicable and within applicable time limitations, Bancorp shall (i) prepare and file with the SEC an Information Statement (the "Information Statement") with respect to the Merger and the other transactions contemplated by this Agreement, (ii) cause such Information Statement to be mailed to all Bancorp stockholders and (iii) perform all other actions required by Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Section 4.04.  Consummation of Agreement.   Bancorp and Bank of
San Francisco shall use their best efforts to perform and fulfill all conditions and obligations on their respective parts to be performed or fulfilled pursuant to this Agreement and to effect the Merger within 180 days after the date hereof and cooperate in causing the Bank Merger in accordance with the terms and provisions hereof. Bancorp and Bank of San Francisco shall furnish to FBA in a timely manner all information, data and documents reasonably requested by FBA and shall cooperate fully with First Banks, FBA and Redwood in seeking such approvals, consents and authorizations as are required for the Merger and in consummating the transactions contemplated by this Agreement. Neither Bancorp nor Bank of San Francisco shall take, or permit any of its affiliates to take, any action that is intended, or would reasonably be expected, to result in (i) any of its representations or warranties in this Agreement to become untrue in any material respect at any time prior to the Effective Time,
(ii) any of the conditions to the Merger set forth in Article VI not to be satisfied, or (iii) any provision of this Agreement to be violated in any material respect.

Section 4.05. Environmental Reports. Bancorp shall provide to FBA, as soon as reasonably practicable and not later than 45 days after the date hereof, a report of a phase one environmental investigation on the real property leased and operated by Bancorp and Bank of San Francisco located at 550 Montgomery Street, San Francisco, California. In addition, within ten (10) days after the acquisition or lease of any real property acquired or leased by Bancorp or any Bancorp Subsidiary after the date hereof (other than space in retail and similar establishments leased or operated for automatic teller machines), except as otherwise provided in Section 4.01(b)(ix), Bancorp and Bank of San Francisco shall provide to FBA a report of a phase one environmental investigation on such real property. If required by the phase one investigation, in FBA's reasonable opinion, and subject to the consent of the lessor of any such property if legally required (which consent Bancorp and Bank of San Francisco shall use their best efforts to obtain), FBA may obtain a report of a phase two investigation or other appropriate environmental investigation on properties requiring such additional investigation, and Bancorp and Bank of San Francisco will cooperate with FBA in obtaining the same. FBA shall have fifteen
(15) days from the receipt of any such report or investigation to notify Bancorp in writing of the estimated costs, in excess of $600,000 (for all affected properties), of taking such remedial and corrective actions and measures as are required by applicable law or recommended by such report or investigation in light of serious life, health or safety concerns (the "Estimated Environmental Costs").

Section 4.06. Access to Information. Bancorp and Bank of San Francisco shall permit FBA reasonable access, in a manner which will avoid undue disruption or interference with their normal operations, to their properties and shall cause the Bancorp Subsidiaries to provide to FBA comparable access to their properties. Bancorp and Bank of San Francisco shall disclose and make available to FBA all books, documents, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of Bancorp and the Bancorp Subsidiaries including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, accountants' workpapers (if available and subject to the respective independent accountants' consent), litigation files, plans affecting employees, and any other business activities or prospects in which FBA may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. FBA will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 8.01 hereof.

Section 4.07. Consents of Third Parties. Bancorp and Bank of San Francisco shall use their best efforts to obtain all consents of third parties necessary for the consummation of the transactions contemplated by this Agreement, including without limitation the consent of the lessor (to the extent required) under the current lease of the office premises located at 550 Montgomery Street, San Francisco, California.

Section 4.08. Subsequent Financial Statements. As soon as available after the date hereof, Bancorp shall deliver to FBA the monthly unaudited consolidated balance sheets and profit and loss statements of Bancorp prepared for its internal use, the Report of Condition and Income of Bank of San Francisco for each quarterly period completed prior to the Closing, and all other financial reports or statements submitted to regulatory authorities after the date hereof, to the extent permitted by law (collectively, the "Subsequent Bancorp Financial Statements"). The Subsequent Bancorp Financial Statements shall be prepared on a basis consistent with past accounting practices, shall fairly present the financial condition and results of operations for the dates and periods presented and shall not include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render such financial statements misleading in any material respect.

Section 4.09. Merger of Banks. Bancorp and Bank of San Francisco shall cooperate with FBA and shall execute such documents as may be required in order to enable Bank of San Francisco to enter into and consummate a merger with Redwood Bank (or a successor thereto) (the "Bank Merger"), to be effective immediately following the Effective Time or as soon thereafter as practicable.


                                 ARTICLE V

                  AGREEMENTS OF FIRST BANKS, FBA AND REDWOOD

Section 5.01. Regulatory Approvals. First Banks shall use its best efforts to obtain the necessary approvals, consents and authorizations required by law for the consummation of the Merger, including all legally required regulatory approvals. First Banks, FBA and Redwood shall file all regulatory applications required in order to consummate the Merger and the Bank Merger, including but not limited to the necessary applications for the prior approval of the Federal Reserve Board. Any required application shall be filed by First Banks or FBA with the appropriate regulatory or governing authority as soon as reasonably practicable, but in no event later than six calendar weeks after the date hereof. FBA shall keep Bancorp reasonably informed as to the status of such applications and provide to Bancorp and the Trustee, promptly after filing, copies of such applications and any supplementally filed materials.

Section 5.02. Breaches. First Banks, FBA and Redwood shall, in the event any of them has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to Bancorp and use their best efforts to prevent or promptly remedy the same.

Section 5.03. Consummation of Agreement. (a) First Banks, FBA and Redwood shall use their best efforts to perform and fulfill all conditions and obligations on their parts and on the part of Newco to be performed or fulfilled under this Agreement, to effect the Merger within 180 days after the date hereof (subject to FBA?s right as set forth in Section 1.05 to schedule the Closing at the end of a month or the first day of the following month, even if the effect of doing so is to cause the Merger to be effective more than 180 days from the date hereof) and to effect the Bank Merger in accordance with the terms and conditions of this Agreement. First Banks, FBA and Redwood shall furnish to Bancorp in a timely manner all information, data and documents reasonably requested by Bancorp and shall cooperate fully with Bancorp and Bank of San Francisco in seeking such approvals, consents and authorizations as are required for the Merger and the other transactions contemplated by this Agreement. Neither First Banks, FBA nor Redwood shall take, or permit any of its affiliates to take, any action that is intended, or would reasonably be expected, to result in (i) any of its representations or warranties in this Agreement to become untrue in any material respect at any time prior to the Effective Time,
(ii) any of the conditions to the Merger set forth in Article VI not to be satisfied, or (iii) any provision of this Agreement to be violated in any material respect.

(b) First Banks, FBA and Redwood shall not, without the prior written consent of Bancorp, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of First Banks, FBA or Redwood contained in Article III hereof, if such representations and warranties were given immediately following such transaction or action.

(c) FBA shall promptly notify Bancorp of the occurrence of any matter or event known to or directly involving First Banks or FBA that has or would be reasonably expected to have a material adverse effect on the business, operations, properties, assets, or condition (financial or otherwise) of First Banks or FBA and their respective subsidiaries, taken as a whole or that would otherwise materially and adversely affect the ability of First Banks, FBA, Redwood or Newco to consummate the transactions contemplated by this Agreement.

Section 5.04. Employee Benefits. FBA shall provide the benefits described in this Section 5.04 with respect to each person who remains an employee of Bancorp or a Bancorp Subsidiary following the Closing Date (each a "Continued Employee"). Subject to FBA's ongoing right to adopt subsequent amendments or modifications of any plan referred to in this Section 5.04 or to terminate any such plan, in FBA's sole discretion, each Continued Employee shall be entitled, as an employee of a subsidiary of FBA, to participate in such employee benefit plans, as defined in Section 3(3) of ERISA, or any non-qualified employee benefit plans or deferred compensation, stock option, bonus or incentive plans, or other employee benefit or fringe benefit programs as may be in effect generally for employees of all of FBA's banking subsidiaries (the "FBA Plans"), if and as a Continued Employee shall be eligible and, if required, selected for participation therein under the terms thereof and otherwise shall not be participating in a similar plan which is maintained by Bancorp after the Effective Time. Bancorp employees shall participate therein on the same basis as similarly situated employees of other subsidiaries of FBA. All such participation shall be subject to the terms of such plans as may be in effect from time to time, and this Section 5.04 is not intended to give Continued Employees any rights or privileges superior to those of other employees of subsidiaries of FBA. FBA may terminate or modify all Employee Plans, and FBA's obligation under this Section 5.04 shall not be deemed or construed so as to provide duplication of similar benefits but, subject to that qualification, FBA shall credit each Continued Employee with his or her term of service with Bancorp, for purposes of vesting and any age or period of service requirements for commencement of participation with respect to any FBA Plan in which Continued Employees may participate. Nothing in this Agreement shall obligate FBA, Bancorp or any other entity to employ any person or to continue to employ any person for any period of time.

Section 5.05.  Indemnification.  (a)    For four years after the
Closing Date, FBA shall cause Bancorp to indemnify, defend and hold harmless the present and former officers, directors, employees and agents of Bancorp and the Bancorp Subsidiaries (each, an "Indemnified Party") against all losses, expenses, claims, damages or liabilities arising out of actions or omissions related to their positions at Bancorp or a Bancorp Subsidiary occurring on or prior to the Closing Date (including, without limitation, the transactions contemplated by this Agreement) to the extent permitted by applicable corporate laws and required by Bancorp's Certificate of Incorporation as in effect on March 31, 2000. The Indemnification Agreements specifically identified in Section 2.09 of the Disclosure Schedule, as amended as contemplated in Section 6.01(i), shall remain in effect.

(b) If after the Closing Date Bancorp or its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity (including as a result of the Bank Merger), then and in each such case, FBA shall cause Bancorp's successors and assigns to assume any remaining obligations set forth in this Section 5.05. If Bancorp shall liquidate, dissolve or otherwise wind up its business, then FBA shall indemnify, defend and hold harmless each Indemnified Party to the same extent and on the same terms that Bancorp was so obligated pursuant to this Section 5.05.

(c) FBA shall have the option of purchasing insurance in the form of an extension of coverage under Bancorp's existing insurance policy Number F0019780Y002 issued by Lloyds of London (First City), insuring the Indemnified Parties against such losses, expenses, claims, damages or liabilities, on terms acceptable to FBA.

Section 5.06. Completion of Financing. Each of First Banks and its subsidiaries will use its best efforts to complete a Financing (as defined in Section 6.01) necessary to satisfy the conditions set forth in Section 6.01 as soon as practicable and shall periodically keep Bancorp and the Trustee reasonably informed of the status of the Financing, including providing copies of non-confidential documents related to the Financing.


                              ARTICLE VI

                   CONDITIONS PRECEDENT TO THE MERGER

6.01 Conditions to the Obligations of First Banks, FBA and
Redwood. The obligations of First Banks, FBA and Redwood to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by such parties) prior to or on the Closing Date of the following conditions:

(a) the representations and warranties made by Bancorp and Bank of San Francisco in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except to the extent any representation or warranty expressly speaks as of an earlier date);

(b) Bancorp and Bank of San Francisco shall each have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing
Date;

(c) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the Merger or the Bank Merger, or other legal restraint or prohibition preventing the consummation of the Merger, shall be in effect, nor shall any proceeding by any regulatory authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger or the Bank Merger which makes the consummation thereof illegal;

(d) all necessary approvals, consents and authorizations required by law for consummation of the Merger, including the requisite approvals of the shareholders of Bancorp and all legally required regulatory approvals, shall have been obtained, and all waiting periods required by law shall have expired;

(e) FBA shall have received the environmental reports required by Section 4.05 hereof and shall not have elected pursuant to
Section 7.05 hereof to terminate this Agreement;

(f) FBA shall have received all documents required to be received from Bancorp, including without limitation the consents referred to in Section 4.07, on or prior to the Closing Date, all in form and substance reasonably satisfactory to FBA;

(g) stockholders of Bancorp Common owning no more than fifteen percent (15%) of the outstanding Bancorp Common shall have perfected the right to dissent from the Merger;

(h) First Banks or one of its subsidiaries shall have completed an offering of Trust Preferred securities in the aggregate principal amount of at least $30,000,000 with customary terms and at a dividend rate no higher than twelve and one-half percent (12 1/2%) or an alternative financing arrangement on substantially similar terms (the "Financing"); provided, that if First Banks and its subsidiaries have complied in all material respects with their obligations under Section 5.07 but have been unable to complete a Financing by December 31, 2000, unless completion of such a transaction is then imminent, then FBA shall either (i) terminate this Agreement effective January 1, 2001 by written notice to Bancorp on or before such date, or (ii) as of January 1, 2001, this paragraph (h) shall be void and of no further force and effect. Notwithstanding the foregoing, if, as of December 31, 2000, First Banks, FBA or Redwood is in material breach of any of their representations, warranties or agreements set forth herein, and such breach has not been cured within the applicable cure period after delivery of written notice with respect to the breach, then FBA shall not have the option of terminating this Agreement pursuant to the above clause (i) of this subsection (h) and, in such event this subsection (h) shall automatically terminate and be of no further force and effect on and as of January 1, 2001; and

(i) each of the Indemnification Agreements identified in Section
2.09 of the Disclosure Schedule shall have been amended by removing Sections 5(d) and 8 therefrom, in a manner reasonably acceptable to FBA.

Section 6.02. Conditions to the Obligations of Bancorp and Bank of San Francisco. The obligations of Bancorp and Bank of San Francisco to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by Bancorp and Bank of San Francisco) prior to or on the Closing Date of the following conditions:

(a) the representations and warranties made by First Banks, FBA and Redwood in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date (except to the extent any representation or warranty expressly speaks as of an earlier date);

(b) First Banks, FBA and Redwood shall each have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date;

(c) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the Bank Merger shall be in effect, nor shall any proceeding by any bank regulatory authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger or the Bank Merger which makes the consummation thereof illegal;

(d) all necessary approvals, consents and authorizations required by law for consummation of the Merger, including the requisite approvals of the shareholders of Bancorp and all legally required regulatory approvals, shall have been obtained, and all waiting periods required by law shall have expired; and

(e) Bancorp shall have received all documents required to be received from FBA on or prior to the Closing Date, all in form and substance reasonably satisfactory to Bancorp.

                                 ARTICLE VII

                                 TERMINATION

Section 7.01. Mutual Agreement. This Agreement may be terminated by the mutual written agreement of the parties at any time prior to the Closing Date, regardless of whether approval of this Agreement and the Merger by the shareholders of Bancorp shall have been previously obtained.

Section 7.02. Breach of Agreements. In the event that there is a material breach of any of the representations and warranties or agreements of First Banks, FBA or Redwood, on one hand, or Bancorp or Bank of San Francisco, on the other hand, which breach is not cured within thirty days after delivery of written notice to cure such breach is given to the breaching party by the non-breaching party, then the non-breaching parties, regardless of whether approval of this Agreement and the Merger by the shareholders of Bancorp shall have been previously obtained, may terminate and cancel this Agreement by providing written notice of such action to the other parties hereto.

Section 7.03. Failure of Conditions. In the event that any of the conditions to the obligations of a party are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period provided in Section 7.02 hereof has lapsed, then such party may, regardless of whether approval of the transactions contemplated by this Agreement by the shareholders of Bancorp shall have been previously obtained, terminate and cancel this Agreement by delivery of written notice of such action to the other parties.

Section 7.04. Denial of Regulatory Approval. If any regulatory application the approval of which is required in order for the transactions contemplated by this Agreement be consummated should be finally denied or disapproved by a regulatory authority, then this Agreement thereupon shall be deemed terminated and canceled; provided, however, that a request for additional information or undertaking by First Banks, FBA, Redwood or Newco as a condition for approval, shall not be deemed to be a denial or disapproval so long as such parties diligently provide the requested information or undertaking. In the event an application is denied pending an appeal, petition for review or similar such act on the part of First Banks, FBA, Redwood or Newco (hereinafter referred to as the "Appeal"), then the application will be deemed denied unless such party or parties prepares and timely files and continues to pursue an Appeal seeking the necessary approval.

Section 7.05. Environmental Reports. (a) In the event that the Estimated Environmental Costs as set forth in the notification provided by FBA to Bancorp pursuant to Section 4.05 are less than or equal to $5,000,000, then the Common Share Merger Price shall be reduced by an amount per share equal to the result obtained by dividing the Estimated Environmental Costs by the aggregate of the number of shares of Bancorp Common outstanding as of the Closing Date plus the number of shares of Bancorp Common that would be issued upon the exercise of the Bancorp Options outstanding on the Closing Date.

(b) In the event that the Estimated Environmental Costs are greater than $5,000,000, FBA shall have the right for a period of fifteen (15) days following delivery of notice, as provided in
Section 4.05, to terminate this Agreement by giving written notice thereof to Bancorp.

Section 7.06.  Regulatory Enforcement Matters.  In the event that
Bancorp or any Bancorp Subsidiary shall become a party or subject to any written agreement, memorandum of understanding, cease and desist order, imposition of civil money penalties or other regulatory enforcement action or proceeding of any bank or bank holding company regulatory authority after the date of this Agreement and based upon safety and soundness considerations, then FBA may terminate this Agreement by giving written notice of such termination to Bancorp.

Section 7.07. Unilateral Termination. If the Closing Date shall not have occurred on or prior to the day which is 210 days after the date of this Agreement, then this Agreement may be terminated by any party by giving written notice to the other parties; provided, however, that a party shall not be entitled to terminate this Agreement pursuant to this Section 7.07 if such party is in breach of this Agreement and such breach has contributed materially to the failure of the Closing to have occurred on or prior to the date on which such party proposed to terminate this Agreement.


                              ARTICLE VIII

                            GENERAL PROVISIONS

Section 8.01 Confidential Information. The parties acknowledge the confidential and proprietary nature of the "Information" (as herein defined) which has heretofore been exchanged and which will be received from each other hereunder and agree to hold and keep the same confidential. Such Information will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the others, irrespective of the form of the communications, by such party's employees or agents. Such Information shall not include information which is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement. The parties agree that the Information will be used solely for the purposes contemplated by this Agreement and that such Information will not be disclosed to any person other than employees and agents of a party who are directly involved in implementing the Merger, who shall be informed of the confidential nature of the Information and directed individually to abide by the restrictions set forth in this Section 8.01. The Information shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the other party's business or any business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party. Neither FBA nor Bancorp will purchase or sell any security issued by the other party for so long as this Agreement remains in effect.

Section 8.02. Publicity. First Banks, FBA and Bancorp shall cooperate with each other and with the Trustee in the development and distribution of all news releases and other public disclosures concerning this Agreement and the Merger. No party shall issue any news release or make any other public disclosure without the prior consent of the other parties, unless such is required by law upon the written advice of counsel or is in response to published newspaper or other mass media reports regarding the transactions contemplated hereby, in which latter events the parties shall consult with each other to the extent practicable regarding such responsive disclosure.

Section 8.03. Return of Documents. Upon termination of this Agreement without the Merger becoming effective, each party shall deliver to the others originals and all copies of all Information made available to such party and will not retain any copies, extracts or other reproductions, in whole or in part, of such Information.

Section 8.04. Notices. Any notice or other communication shall be in writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, or upon return of a signed receipt in regular form if sent by the United States Registered or Certified

Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:

(a) if to First Banks:                  First Banks, Inc.
                                        11901 Olive Boulevard
                                        Creve Coeur, Missouri 63141
                                        Attention:  Mr. Allen H. Blake
                                        Facsimile: (314) 567-3490

(b) if to FBA:                          First Banks America, Inc.
                                        11901 Olive Boulevard
                                        Creve Coeur, Missouri 63141
                                        Attention:  Mr. Allen H. Blake
                                        Facsimile: (314) 567-3490

(c) if to Redwood:                      Redwood Bank
                                        735 Montgomery Street
                                        San Francisco, California 94111
                                        Attention: Mr. Terrance McCarthy
                                        Facsimile: (415) 391-9090

with a copy to:                         John S. Daniels
                                        Attorney at Law
                                        6440 North Central Expressway
                                        Suite 503
                                        Dallas, Texas 75206
                                        Facsimile: (214) 368-9094

(d) if to Bancorp or
     Bank of San Francisco:
                                        The San Francisco Company
                                        550 Montgomery Street
                                        San Francisco, California 94111
                                        Attention: Chief Financial Officer
                                        Facsimile: (415) 781-0536

                                        Bank of San Francisco
                                        550 Montgomery Street
                                        San Francisco, California 94111
                                        Attention: Chief Financial Officer
                                        Facsimile: (415) 781-0536

with a copy to:                         Pillsbury Madison & Sutro LLP
                                        50 Fremont Street
                                        San Francisco, California 94105
                                        Attention: Michael J. Halloran
                                        Facsimile: (415) 983-1200

with additional copies to:              Squire, Sanders & Dempsey, L.L.P.
                                        600 Hansen Way
                                        Palo Alto, California 94304
                                        Attention: Nicholas Unkovic
                                        Facsimile: (650) 856-3619

                                        Robb Evans, Trustee
                                        11450 Sheldon Street
                                        Sun Valley, California 91352
                                        Facsimile: (818) 768-8802

                                        Brobeck, Phleger & Harrison, LLP
                                        One Market Street
                                        San Francisco, California 94105
                                        Attention: J. Michael Shepherd
                                        Facsimile: (415) 442-1010

or to such other address as any party may from time to time designate by notice to the others.

Section 8.05. Nonsurvival of Representations, Warranties and Agreements. Except for the agreements set forth in Sections 5.04, 5.05, 8.01, 8.03 and 8.06 hereof, no representation, warranty or agreement contained in this Agreement shall survive the Closing. In the event that this Agreement is terminated prior to Closing, the representations, warranties and agreements set forth herein shall survive such termination.

Section 8.06. Costs and Expenses. Except as may be otherwise provided herein, each party shall pay its own costs and expenses incurred in connection with this Agreement and the matters contemplated hereby, including without limitation all fees and expenses of attorneys, accountants, brokers, financial advisors and other professionals.

Section 8.07. Entire Agreement. This Agreement, together with the Proxy, constitutes the entire agreement among the parties and supersedes and cancels any and all prior discussions, negotiations, undertakings, agreements in principle and other agreements among the parties relating to the subject matter hereof.

Section 8.08. Headings and Captions. The captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

Section 8.09. Waiver, Amendment or Modification. The conditions of this Agreement which may be waived may only be waived by a written instrument delivered to the other party. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. This Agreement may not be amended or modified except by a written document duly executed by the parties hereto.

Section 8.10. Rules of Construction. Unless the context otherwise requires: (a) a term has the meaning assigned to it;
(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles; (c) "or" is not exclusive; and (d) words in the singular may include the plural and in the plural include the singular.

Section 8.11. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

Section 8.12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as contemplated in Section 1.03 and except for the persons defined as Indemnified Parties in Section 5.05, there shall be no third party beneficiaries hereof.

Section 8.13. Governing Law. This Agreement shall be governed by the laws of the State of California, the corporation law of the State of Delaware and any applicable federal laws and regulations.

PAGE 28

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                       FIRST BANKS, INC.



                                       By:
                                       Its:



                                       FIRST BANKS AMERICA, INC.



                                       By:
                                       Its:


                                       REDWOOD BANK



                                       By:
                                       Its:


                                       THE SAN FRANCISCO COMPANY



                                       By:
                                       Its:

                                       BANK OF SAN FRANCISCO



                                       By:
                                       Its:

PAGE 29

                                EXHIBIT 1.06(a)

                              Legal Opinion Matters
     The San Francisco Company and Bank of San Francisco (the "SF Parties")

1. The due incorporation, valid existence and good standing of each of the SF Parties under the laws of their respective states of incorporation, their power and authority to own and operate their respective properties and to carry on their respective businesses as now conducted, and their power and authority to enter into the Agreement and to consummate the transactions contemplated by the Agreement.

2. With respect to each of the SF Parties: (i) the number of authorized, issued and outstanding shares of capital stock of such entity immediately prior to the Closing, (ii) the nonexistence of any violation of the preemptive or subscription rights of any person known to such counsel, (iii) the nonexistence of any outstanding options, warrants, or other rights to acquire, or securities convertible into, any equity security of such entity known to such counsel, except as set forth in Section 2.01 of the Agreement and (iv) the nonexistence of any obligation, contingent or otherwise, known to such counsel, to reacquire any shares of capital stock of such entity.

3. The due and proper performance of all corporate acts and other proceedings necessary or required to be taken by the SF Parties to authorize the execution, delivery and performance of the Agreement, the due execution and delivery of the Agreement by the SF Parties, and the Agreement as the valid and binding obligations of each of the SF Parties, enforceable against them in accordance with its terms (subject to the provisions of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally from time to time in effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion, and other customary assumptions and exceptions).

4. The execution of the Agreement by each of the SF Parties and the consummation of the transactions contemplated thereby do not violate or cause a default under their respective Certificate of Incorporation and Articles of Incorporation or Bylaws, any statute, regulation or rule applicable to either of the SF Parties or any judgment, order or decree known to counsel against, or any material agreement known to counsel and binding upon, either of the SF Parties.

5. The receipt of all material required consents, approvals, orders and authorizations of, and registrations, declaration and filings with and notices to, any court, administrative agency and commission and other governmental authority and instrumentality, domestic and foreign, and third parties required to be obtained or made by either of the SF Parties in connection with the execution and delivery of the Agreement by such party, the performance of its obligations thereunder and the consummation of the transactions contemplated therein.

6. The nonexistence of any material actions, suits, proceedings, orders, investigations or claims pending or threatened against or affecting either of the SF Parties and known to such counsel which, if adversely determined, would have a material adverse effect upon their respective properties or assets or the consummation of the Merger.

7. The right of a successor corporation to Bank of San Francisco to succeed to the rights and benefits of Bank of San Francisco under the lease pursuant to which Bank of San Francisco currently occupies the premises located at 550 Montgomery Street, San Francisco, California.

page

                               EXHIBIT 1.06(b)
                           Legal Opinion Matters
                      FBA and Redwood (the "FBA Parties")


1. The due incorporation, valid existence and good standing of each of the FBA Parties under the laws of their respective jurisdictions of incorporation, their power and authority to own and operate their respective properties and to carry on their respective businesses as now conducted, and their power and authority to enter into the Agreement and to consummate the transactions contemplated by the Agreement.

2. The due and proper performance of all corporate acts and other proceedings necessary or required to be taken by the FBA Parties to authorize the execution, delivery and performance of the Agreement, the due execution and delivery of the Agreement by the FBA Parties, and the Agreement as the valid and binding obligation of each of the FBA Parties, enforceable against them in accordance with its respective terms (subject to the provisions of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally from time to time in effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion and other customary assumptions and exceptions).

3. The execution of the Agreement by each of the FBA Parties, and the consummation of the transactions contemplated thereby do not violate or cause a default under their respective Certificate of Incorporation, Articles of Incorporation or Bylaws, any statute, regulation or rule applicable to either of the FBA Parties or any judgment, order or decree known to counsel against, or any material agreement known to counsel and binding upon, either of the FBA Parties.

4. The receipt of all material required consents, approvals, orders and authorizations of, and registrations, declaration and filings with and notices to, any court, administrative agency and commission and other governmental authority and instrumentality, domestic and foreign, and third parties required to be obtained or made by either of the FBA Parties in connection with the execution and delivery of the Agreement by such party, the performance of its obligations thereunder or the consummation of the transactions contemplated therein.

5. The nonexistence of any material actions, suits, proceedings, orders, investigations or claims pending or threatened against or affecting either of the FBA Parties and known to such counsel which, if adversely determined, would have a material adverse effect upon the consummation of the Merger.

page

                                                          Exhibit B


                          Section 262 of the DGCL

Section 262. Appraisal Rights.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's share of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member or record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to section 251 (other than a merger effected pursuant to section 251(g) of this title), section 252, section 254, section 257, section 258, section 263 or section 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or
(ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of section 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

page

a. Shares of stock of the corporation surviving or resulting from such a merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interedealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c.
of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent page

corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective;
or

(2) If the merger or consolidation was approved pursuant to section 228 or section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holder of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholder of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder'' shares.
Such demand will be sufficient if it reasonably informs the corporation of the identify of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or
(ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice it given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time with 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation.
Within 120 days after the effective date of the merger or

page

consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demand for appraisal under subsection
(d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and address of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so order by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during pendency of the proceedings. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discover or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

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(i)  The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificated upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceedings may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceedings, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection
(e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.